AT&T CORP.

                                   ----------


                             RESTATED CERTIFICATE OF

                            INCORPORATION OF AMERICAN

                         TELEPHONE AND TELEGRAPH COMPANY

                             FILED JANUARY 10, 1989

                                   ----------



                       WITH AMENDMENTS DATED JUNE 8, 1989,
           MARCH 18, 1992, JUNE 1, 1992, APRIL 20, 1994, JUNE 8, 1998,
                 MARCH 9, 1999, APRIL 12, 2000 AND JUNE 2, 2000

                    RESTATED CERTIFICATE OF INCORPORATION OF
                    AMERICAN TELEPHONE AND TELEGRAPH COMPANY
                        UNDER SECTION 807 OF THE BUSINESS
                                 CORPORATION LAW

         We, the undersigned, being a Vice President and the Secretary, respectively, of American Telephone and Telegraph Company, do hereby certify as follows:

          1. The name of the corporation is "American Telephone and Telegraph Company."

          2. The Certificate of Incorporation of the corporation was filed in the office of the Secretary of State of New York on March 3, 1885.

          3. The text of the Certificate of Incorporation (1) is hereby amended pursuant to authority vested in the Board of Directors by the Certificate of Incorporation of the corporation, as heretofore amended, and in accordance with Section 502 of the Business Corporation Law to delete in its entirety Article EIGHTH thereof stating the number, designation, relative rights, preferences, and limitations pertaining to four series of preferred shares, all of which shares have been redeemed by the corporation, and renumber the articles subsequent thereto sequentially following Article SEVENTH; and (2) as so amended and as amended heretofore is hereby restated to read as herein set forth in full:

                  "We do hereby associate ourselves together for the purpose of constructing, buying, owning, leasing, or otherwise obtaining, lines of electric telegraph partly within and party beyond the limits of the State of New York, and of equipping, using, operating, or otherwise maintaining, the same; and of becoming a body politic and corporate under and by virtue of the provisions of an act of the Legislature of the State of New York entitled `An Act to provide for the incorporation and regulation of telegraph companies,' passed April 12, 1848, and the various acts amendatory thereof or supplemental thereto; and of having and exercising all and every of the powers, privileges, franchises and immunities in and by said acts conferred. And in pursuance of the requirements of the various acts aforesaid, and for the purposes above set forth, we do hereby declare and certify as follows,

                  "FIRST. The name assumed to distinguish such association and to be used in its dealings, and by which it may sue and be sued, is the American Telephone and Telegraph Company.

                  "SECOND. The general route of the lines of telegraph of said association will be from a point or points in the city of New York along all rail roads, bridges, highways and other practicable, suitable and convenient ways or courses, leading thence to the cities of Albany, Boston, and the intermediate cities, towns and places, also from a point or points in and through the city of New York, and thence through and across the Hudson and East rivers and the bay and harbor of New York, to Jersey City, Long Island City and Brooklyn, and along all rail roads, bridges, highways and other practicable, suitable and convenient ways and courses to the cities of Philadelphia, Baltimore, Washington, Richmond, Charleston, Mobile and New Orleans, and to all intermediate cities, towns and places; and in like manner to the cities of Buffalo, Pittsburgh, Cleveland, Cincinnati, Louisville, Memphis, Indianapolis, Chicago, Saint Louis, Kansas City, Keokuk, Des Moines, Detroit, Milwaukee, Saint Paul, Minneapolis, Omaha, Cheyenne, Denver, Salt Lake

         City, San Francisco and Portland, and to all intermediate cities, towns and places, and also along all rail roads, bridges, highways and other practicable, suitable and convenient ways and courses as may be necessary or proper for the purpose of connecting with each other one or more points in said city of New York, and in each of the cities, towns and places hereinabove specifically or generally designated.

                  "And it is further declared and certified that the general route of the lines of this association, in addition to those hereinbefore described or designated, will connect one or more points in each and every city, town or place in the State of New York with one or more points in each and every other city, town or place in said State, and in each and every other of the United States, and in Canada and Mexico, and each and every of said cities, towns and places is to be connected with each and every other city, town or place in said States and Countries, and also by cable and other appropriate means with the rest of the known world as may hereafter become necessary or desirable in conducting the business of this association.

                  "THIRD. The aggregate number of shares which the corporation is authorized to issue is 1,600,000,000 shares, consisting of 1,500,000,000 common shares having a par value of $1 pre share and 100,000,000 preferred shares having a par value of $1 per share.

                  "The preferred shares may be issued from time to time in one or more series. All preferred shares of all series shall rank equally and be identical in all respects except that the Board of Directors is authorized to fix the number of shares in each series, the designation thereof and, subject to the provisions of this Article Third, the relative rights, preferences and limitations of each series and the variations in such rights, preferences and limitations as between series and specifically is authorized to fix with respect to each series:

                  "(a) the dividend rate on the shares of such series and the date or dates from which dividends shall be cumulative;

                  "(b) the times when, the prices at which, and all other terms and conditions upon which, shares of such series shall be redeemable;

                  "(c) the amounts which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding up of the corporation, which amounts may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates;

                  "(d) whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner n which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of the said fund or funds;

                  "(e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or series and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  "(f) the restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase or other acquisition of, common shares;

                  "(g)  the   restrictions,   if  any,   upon  the  creation  of
         indebtedness, and the restrictions, if any, upon the issue of any additional shares ranking on a parity with or prior to the shares of such series in addition to the restrictions provided for in this Article Third;

                  "(h) the voting powers, if any, of the shares of such series in addition to the voting powers provided for in this Article Third; and

                  "(i) such other rights, preferences and limitations as shall not be inconsistent with this Article Third.

"All shares of any particular series shall rank equally and be identical in all respects except that shares of any one series issued at different times may differ as to the date from which dividends shall be cumulative.

         "Dividends on preferred shares of each series shall be cumulative from the date or dates fixed with respect to such series and shall be paid or declared or set apart for payment for all past dividend periods and for the current dividend period before any dividends (other than dividends payable in common shares) shall be declared or paid or set apart for payment on common shares. Whenever, at any time, full cumulative dividends for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment on all then outstanding preferred shares and all requirements with respect to any purchase, retirement or sinking fund or funds for all series of preferred shares shall have been complied with, the Board of Directors may declare dividends on the common shares and the preferred shares shall not be entitled to share therein.

         "Upon any liquidation, dissolution or winding up of the corporation, the holders of preferred shares of each series shall be entitled to receive the amounts to which such holders are entitled as fixed with respect to such series, including all dividends accumulated to the date of final distribution, before any payment or distribution of assets of the corporation shall be made to or set apart for the holders of common shares and after such payments shall have been made in full to the holders of preferred shares, the holders of common shares shall be entitled to receive any and all assets remaining to be paid or distributed to shareholders and the holders of preferred shares shall not be entitled to share therein. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the corporation or a consolidation or merger of the corporation with one or more other corporations (whether or not the corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         "The aggregate amount which all preferred shares outstanding at any time shall be entitled to receive on involuntary liquidation, dissolution or winding up shall not exceed $8,000,000,000.

         "So long as any preferred shares are outstanding, the corporation will not (a) without the affirmative vote or consent of the holders of at least 66-2/3% of all the preferred shares at the time outstanding, (i) authorize shares of stock ranking prior to the preferred shares, or (ii) change any provision of this Article Third so as to affect adversely the preferred shares;
(b) without the affirmative vote or consent of the holders of at least 66-2/3% of any series of preferred shares at the time outstanding, change any of the provisions of such series so as to affect adversely the shares of such series;
(c) without the affirmative vote or consent of the holders of at least a majority of all the preferred shares at the time outstanding, (i) increase the authorized number of preferred shares or (ii) authorize shares of any other class of stock ranking on a parity with the preferred shares.

         "Whenever, at any time or times, dividends payable on preferred shares shall be in default in an aggregate amount equivalent to six full quarterly dividends on any series of preferred shares at the time outstanding, the number of directors then constituting the Board of Directors of the corporation shall ipso facto be increased by two, and the outstanding preferred shares shall, in addition to any other voting rights, have the exclusive right, voting separately as a class and without regard to series, to elect two directors of the corporation to fill such newly created directorships and such right shall continue until such time as all dividends accumulated on all preferred shares to the latest dividend payment date shall have been paid or declared and set apart for payment.

         "No holder of preferred shares of any series, irrespective of any voting or other rights of shares of such series, shall have, as such holder, any preemptive right to purchase any other shares of the corporation or any securities convertible into or entitling the holder to purchase such other shares.

         "If in any case the amounts payable with respect to any requirements to retire preferred shares are not paid in full in the case of all series with respect to which such requirements exist, the number of shares to be retired in each series shall be in proportion to the respective amounts which would be payable on account of such requirements if all amounts payable were paid in full.

         "FOURTH. The number of directors shall be as provided for in the By-Laws.

         "FIFTH.  The duration of the corporation shall be perpetual.

         "SIXTH. The office of the corporation is located in the Borough of Manhattan, City and County of New York, State of New York.

         "SEVENTH. The Secretary of State of the State of New York is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process served upon him as agent of the corporation is American Telephone and Telegraph Company, 550 Madison Avenue, New York, New York 10022.

         "EIGHTH. No holder of common shares shall have, as such holder, any preemptive right to purchase any shares or other securities of the corporation.

         "NINTH. No director shall be personally liable to the Corporation or any of its shareholders for damages for any breach of duty as a director; provided, however, that the foregoing provision shall not eliminate or limit (i) the liability of a director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the New York Business Corporation Law; or (ii) the liability of a director for any act or omission prior to the adoption of this Article NINTH by the shareholders of the Corporation.

          4. The manner in which this restatement of the Certificate of Incorporation was authorized was by a resolution of the Board of Directors of the corporation.

In Witness Whereof, we have signed and verified this Restated Certificate of Incorporation of American Telephone and Telegraph Company this 9th day of January 1989.

                                  /s/      S. L. Prendergast
                                  -----------------------------------
                                  By:      S. L. Prendergast
                                           Corporate Vice President
                                             and Treasurer



                                  /s/      R. E. Scannell
                                  ------------------------------------------
                                  By:      R. E. Scannell
                                           Corporate Vice President - Law
                                             and Secretary

State of New York
                       ss.:
County of New York

     R. E. Scannell, being duly sworn, deposes and says that he is the Corporate Vice President - Law and Secretary of American Telephone and Telegraph Company, that he signed the foregoing Certificate as Corporate Vice President - Law and Secretary of such corporation, that he knows the contents thereof, and that the statements therein contained are true.



                                  /s/      R. E. Scannell
                                  ------------------------------------------
                                  By:      R. E. Scannell
                                           Corporate Vice President - Law
                                             and Secretary

Subscribed and sworn to before me this 9th day of January 1989.

            Janet M. Kirpan
             Notary Public

            Janet M. Kirpan
    Notary Public, State of New York
            No. 31-4624682
      Qualified in New York County
    Commission expires March 30, 1990

                    CERTIFICATE OF CORRECTION OF THE RESTATED
                         CERTIFICATE OF INCORPORATION OF
                    AMERICAN TELEPHONE AND TELEGRAPH COMPANY
                            UNDER SECTION 105 OF THE
                            BUSINESS CORPORATION LAW

         We, the undersigned, Robert E. Scannell and B. Ward White, being respectively the Corporate Vice President - Law and Secretary and the Assistant Secretary of American Telephone and Telegraph Company for the purpose of correcting the date appearing in the citation to `An Act to provide for the incorporation and regulation of telegraph companies,' passed April 12, 1848 (stated correctly as 1948) which appears on the face of the Restated Certificate of Incorporation of American Telephone and Telegraph Company under Section 807 of the Business Corporation Law hereby certify:

         1. The name of the corporation is American Telephone and Telegraph Company.

         2. The Restated Certificate of Incorporation of American Telephone and Telegraph Company under Section 807 of the Business Corporation Law was filed by the Department of State on January 10, 1989.

         3. The last paragraph of the first page of the certificate is corrected to read as follows:

         "We do hereby associate ourselves together for the purpose of constructing, buying, owning, leasing, or otherwise obtaining, lines of electric telegraph partly within and partly beyond the limits of the State of New York, and of equipping, using, operating, or otherwise maintaining, the same; and of becoming a body politic and corporate under and by virtue of the provisions of an act of the Legislature of the State of New York entitled `An Act to provide for the incorporation and regulation of telegraph companies.' passed April 12, 1848, and the various acts amendatory thereof or supplemental thereto; and of having and exercising all and every of the powers, privileges, franchises and immunities in and by said acts conferred. And in pursuance of the requirements of the various acts aforesaid, and for the purposes above set forth, we do hereby declare and certify as follows,

         IN WITNESS WHEREOF, we have signed and verified this certificate on the 31st day of May, 1989 and we affirm the statements contained herein as true under penalties of perjury.

                                       AMERICAN TELEPHONE AND TELEGRAPH COMPANY

                                       /s/      Robert E. Scannell
                                       -----------------------------------------
                                       By:      Robert E. Scannell
                                                Corporate Vice President - Law
                                                  and Secretary

                                       /s/      B. Ward White
                                            --------------------------
                                       By:      B. Ward White
                                                Assistant Secretary

                      CERTIFICATE OF CHANGE OF THE RESTATED
                         CERTIFICATE OF INCORPORATION OF
                    AMERICAN TELEPHONE AND TELEGRAPH COMPANY
                           UNDER SECTION 805-A OF THE
                            BUSINESS CORPORATION LAW

         1. The name of the corporation is "American Telephone and Telegraph Company."

         2. The Certificate of Incorporation was filed in the office of the Secretary of State of the State of New York on March 3, 1885.

         3. The change in the Certificate of Incorporation effected by this Certificate of Change is as follows:

                To change the post office address to which the Secretary of State of the State of New York shall mail a copy of any process against the corporation served upon said Secretary of State.

         4. To accomplish the foregoing change, Article SEVENTH of the Certificate of Incorporation, relating to service of process, is hereby stricken out in its entirety, and the following new Article SEVENTH is substituted in lieu thereof:

                "SEVENTH. The Secretary of State of the State of New York is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process served upon him as agent of the corporation is American Telephone and Telegraph Company, 32 Avenue of the Americas, New York, New York, 10013.

         5. The manner in which this Certificate of Change was authorized was by resolution of the Board of Directors of the corporation.

         IN WITNESS WHEREOF, we have signed and verified this Certificate of Change of American Telephone and Telegraph Company this 16th day of March 1992.

                                       /s/   S. L. Prendergast
                                       --------------------------
                                       By:   S. L. Prendergast
                                             Corporate Vice President
                                               and Treasurer

                                       /s/   R. E. Scannell
                                       ------------------------------------
                                       By:   R. E. Scannell
                                             Vice President - Law and Secretary

State of New York
                                  ss.:
County of New York

     R. E. Scannell, being duly sworn, deposes and says that he is the Vice President - Law and Secretary of American Telephone and Telegraph Company, that he signed the foregoing Certificate as Vice President - Law and Secretary of such corporation, that he knows the contents thereof, and that the statements therein contained are true.



                                       /s/   R. E. Scannell
                                       ------------------------------------
                                       By:   R. E. Scannell
                                             Vice President - Law and Secretary

Subscribed and sworn to before me this 16th day of March 1992.

            Janet M. Kirpan
             Notary Public

            Janet M. Kirpan
    Notary Public, State of New York
            No. 31-4624682
     Qualified in New York County
   Commission expires March 30, 1994

                    CERTIFICATE OF AMENDMENT OF THE RESTATED
                         CERTIFICATE OF INCORPORATION OF
                    AMERICAN TELEPHONE AND TELEGRAPH COMPANY
                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW

         We,  the   undersigned,   being  a  Vice   President   and   Secretary,
respectively, of American Telephone and Telegraph Company, do hereby certify as follows:

         1. The name of the corporation is "American Telephone and Telegraph Company."

         2. The Certificate of Incorporation of the corporation was filed in the office of the Secretary of State of the State of New York on March 3, 1885.

         3. Said Certificate of Incorporation is amended to increase the authorized number of common shares of the capital stock of the corporation having a par value of $1 from 1,500,000,000 to 2,000,000,000 shares.

         4. To effect the foregoing, the first paragraph of Article THIRD of said Certificate of Incorporation, relating to the aggregate number of shares the corporation is authorized to issue, the par value thereof, and the classes into which the shares are divided is hereby stricken out in its entirety, and the following new first paragraph of Article THIRD is substituted in lieu thereof:

             "THIRD.  The  aggregate  number of shares which the corporation  is authorized to issue is 2,100,000,000 shares, consisting of 2,000,000,000 common shares having a par value of $1 per share and 100,000,000 preferred shares having a par value of $1 per share.

         5. The manner in which the foregoing amendment of said Certificate of Incorporation was authorized was by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of the Board of Directors.

         IN WITNESS WHEREOF, we have signed and verified this Certificate of Amendment of said Certificate of Incorporation of American Telephone and Telegraph Company this 13th day of May, 1992.

                                  /s/      S. L. Prendergast
                                  ------------------------------
                                  By:      S. L. Prendergast
                                           Vice President and Treasurer



                                  /s/      R. E. Scannell
                                  ------------------------------
                                  By:      R. E. Scannell
                                           Vice President - Law and Secretary

          Certificate of Amendment of the Certificate of Incorporation
                                       of
                    American Telephone and Telegraph Company

                Under Section 805 of the Business Corporation Law

         We, the undersigned, being a Vice President and an Assistant Secretary respectively, of American Telephone and Telegraph Company, do hereby certify as follows:

         FIRST: The name of the corporation is American Telephone and Telegraph Company.

         SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on March 3, 1885.

         THIRD: The Certificate of Incorporation of the corporation is hereby amended by changing the name of the corporation to AT&T Corp.

         FOURTH: To accomplish the foregoing amendment, Article FIRST of the Certificate of Incorporation of the corporation is amended to read as follows:

              "FIRST.  The name of the corporation is AT&T Corp."

         FIFTH: The manner in which the foregoing amendment of said Certificate of Incorporation of the corporation was authorized was by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of the Board of Directors.

         IN WITNESS WHEREOF, we have subscribed this document on April 20, 1994 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

                                  /s/      Jim G. Kilpatric
                                  --------------------------------------
                                  By:      Jim G. Kilpatric
                                           Senior Vice President - Law

                                  /s/      Robert A. Maynes
                                  --------------------------
                                  By:      Robert A. Maynes
                                           Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                       OF
                                   AT&T CORP.
                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW

         We, the undersigned, being a Vice President and Assistant Secretary, respectively, of AT&T Corp., do hereby certify as follows:

         1. The name of the corporation is AT&T Corp. The name under which the Corporation was formed is American Telephone and Telegraph Company.

         2. The Certificate of Incorporation of the corporation was filed in the office of the Secretary of State of the State of New York on March 3, 1885.

         3. Said Certificate of Incorporation is amended to increase the authorized number of common shares of the capital stock of the corporation having a par value of $1 from 2,000,000,000 shares to 6,000,000,000 shares.

         4. To effect the foregoing, the first paragraph of Article THIRD of said Certificate of Incorporation, relating to the aggregate number of shares the corporation is authorized to issue, the par value thereof, and the classes into which the shares are divided is hereby stricken out in its entirety, and the following new first paragraph of Article THIRD is substituted in lieu thereof:

                   "THIRD.  The aggregate number of shares which the
              corporation is authorized to issue is 6,100,000,000 shares, consisting of 6,000,000,000 common shares having a par value of $1 per share and 100,000,000 preferred shares having a par value of $1 per share.

         5. The manner in which the foregoing amendment of said Certificate of Incorporation was authorized was by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of the Board of Directors.

         IN WITNESS WHEREOF, we have signed this Certificate of Amendment of said Certificate of Incorporation of AT&T Corp. this 22th day of May, 1998 and we affirm the statements contained therein as true under penalties of perjury.

                                       /s/  Marilyn J. Wasser
                                       -----------------------------
                                            M. J. Wasser
                                            Vice President-Law and
                                              Secretary



                                       /s/  Robert A. Maynes
                                       -----------------------------
                                            R. A. Maynes
                                            Assistant Secretary

          Certificate of Amendment of the Certificate of Incorporation
                Under Section 805 of the Business Corporation Law

         We, the undersigned, being a Vice President and an Assistant Secretary respectively, of AT&T Corp., do hereby certify as follows:

                  FIRST:  The name of the corporation is AT&T Corp.

                  SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on March 3, 1885 under the name American Telephone and Telegraph Company.

                  THIRD: (a) The Certificate of Incorporation of the corporation is hereby amended to create two new classes of common stock, Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, each having the number, designation, relative rights, preferences, and limitations as set forth herein.

                  (b) To effect the foregoing, Article THIRD is hereby amended and restated in its entirety as follows:

                                  ARTICLE THIRD

                                  CAPITAL STOCK

PART A--AUTHORIZED SHARES

         The aggregate number of shares which the corporation is authorized to issue is eight billion eight hundred fifty million (8,850,000,000) shares, consisting of one hundred million (100,000,000) preferred shares having a par value of $1.00 per share ("Preferred Stock") and eight billion seven hundred fifty million (8,750,000,000) common shares, of which six billion (6,000,000,000) common shares shall be Common Stock having a par value of $1.00 per share ("Common Stock"), two billion five hundred million (2,500,000,000) common shares shall be Class A Liberty Media Group Common Stock having a par value of $1.00 per share ("Class A Liberty Media Group Common Stock") and two hundred fifty million (250,000,000) common shares shall be Class B Liberty Media Group Common Stock having a par value of $1.00 per share ("Class B Liberty Media Group Common Stock"). The Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock are collectively referred to herein as the "Liberty Media Group Common Stock".

         The authorized shares of Class B Liberty Media Group Common Stock will only be issued (i) pursuant to the Agreement and Plan of Restructuring and Merger, dated June 23, 1998 (the "Merger Agreement"), among Tele-Communications, Inc., Italy Merger Corp. and the corporation, (ii) upon conversion, exercise or exchange of Pre-Merger Convertible Securities, (iii) in a subdivision (by stock split or otherwise) of outstanding shares of Class B Liberty Media Group Common Stock, or (iv) as a stock dividend or share distribution (as defined in paragraph 4 of Part B of this Article Third).

PART B--COMMON STOCK AND LIBERTY GROUP COMMON STOCK

         Each share of Common Stock, each share of Class A Liberty Media Group Common Stock and each share of Class B Liberty Media Group Common Stock shall, except as otherwise provided in this Article Third, be identical in all respects and shall have equal rights, powers and privileges.

1.       Voting Rights.

         (a) Holders of Common Stock shall be entitled to one vote for each share of such stock held, holders of Class A Liberty Media Group Common Stock shall be entitled to one-tenth of a vote for each share of such stock held, and holders of Class B Liberty Media Group Common Stock shall be entitled to one vote for each share of such stock held, on all matters presented to such shareholders.

         (b) Except as may otherwise be required by the laws of the State of New York or, with respect to additional or special voting rights (which may include, without limitation, rights of any such holders of any such class or series to elect one or more directors voting separately as a class) of any class or series of Preferred Stock or any other class of common shares, in the Certificate of Incorporation of the corporation as the same may be amended from time to time (this "Certificate") (including the terms of any class or series of Preferred Stock and any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the Board of Directors by this Certificate and the terms of any other class of common shares), the holders of shares of Common Stock, the holders of shares of each other class of common shares, if any, entitled to vote thereon, the holders of shares of Class A Liberty Media Group Common Stock and the holders of shares of Class B Liberty Media Group Common Stock, and the holders of shares of each class or series of Preferred Stock, if any, entitled to vote thereon, shall vote as one class with respect to all matters to be voted on by shareholders of the corporation, and no separate vote or consent of the holders of shares of Common Stock, the holders of shares of Class A Liberty Media Group Common Stock, the holders of shares of Class B Liberty Media Group Common Stock or the holders of shares of any such class of common shares or any such class or series of Preferred Stock shall be required for the approval of any such matter, except that:

(i) any amendment, alteration or repeal of any of the provisions of this Certificate which would (x) increase or decrease the aggregate number of authorized shares of Liberty Media Group Common Stock, (y) increase or decrease the par value of the shares of Liberty Media Group Common Stock or (z) alter or change the powers, preferences, privileges or special rights of the shares of Liberty Media Group Common Stock so as to affect them adversely shall require the approval of both (A) the holders of a majority of the combined voting power of the shares of Common Stock, Liberty Media Group Common Stock and any other class of common shares entitled to vote with respect to such matter and any class or series of Preferred Stock entitled to vote with respect to such matter then outstanding, voting together as a single class, and
         (B) the holders of a majority of the combined voting power of the shares of Liberty Media Group Common Stock, voting separately as a class (without any vote of the holders of the Common Stock, any other class of common shares or any class or series of Preferred Stock of the corporation);

(ii) a Covered Disposition shall require, in addition to any other approval that may be required pursuant to law or this Certificate, the approval of the holders of a majority of the combined voting power of the shares of Liberty Media Group Common Stock, voting separately as a class; and

(iii) any merger, consolidation, combination, binding share exchange, reclassification, reorganization or other transaction in or pursuant to which the Liberty Media Group Common Stock is converted, reclassified or changed into or otherwise exchanged for any consideration (other than a conversion described in paragraph 2 of this Part B of this Article Third or a redemption described in paragraph 5 of this part B of this Article Third) shall be subject to approval by both (x) the holders of a majority of the combined voting power of the shares of Common Stock, Liberty Media Group Common Stock, any other class of common shares entitled to vote with respect to such matter and any class or series of Preferred Stock entitled to vote with respect to such matter then outstanding, voting together as a single class, and
         (y) the holders of a majority of the combined voting power of the shares of Liberty Media Group Common Stock then outstanding, voting separately as a class (without any vote of the holders of the Common Stock, any other class of common shares or any class or series of Preferred Stock of the corporation), unless each of the following requirements is met (in which event the approval set forth in subclause
         (y) of this clause (iii) shall not be required): (A) the consideration into which the Liberty Media Group Common Stock is converted, reclassified or changed or for which it is exchanged in such transaction includes shares of a class of the common stock of the surviving, resulting or acquiring corporation in such transaction or of the corporation, if applicable, (it being understood that if the Common Stock will be converted in such transaction into any class or series of common shares of any Person, then the term "acquiring corporation" shall mean such Person if such Person directly or indirectly owns the assets comprising the Liberty Media Group after giving effect to such transaction), (B) such class of common stock is intended to reflect the separate performance of the businesses, assets and liabilities comprising the Liberty Media Group (as it existed prior to such transaction and no other material businesses, assets or liabilities) and has powers, preferences, privileges and special rights equivalent to those of the shares of Liberty Media Group Common Stock, (C) such businesses, assets and liabilities comprising the Liberty Media Group are owned directly or indirectly by the issuer of the shares of such class of common stock and if prior to such transaction all of the businesses, assets and liabilities comprising the Liberty Media Group were held, directly or indirectly, by one or more Qualifying Subsidiaries of the corporation (or by Subsidiaries that are not held directly by the corporation but would be Qualifying Subsidiaries if they were held directly by the corporation) that hold no other material assets or liabilities, then immediately following such transaction, such businesses, assets and liabilities comprising the Liberty Media Group are owned, directly or indirectly, by one or more Qualifying Subsidiaries of the issuer of the shares of such class of common stock (or by Subsidiaries of such issuer that are not held directly by such issuer but would be Qualifying Subsidiaries if they were held directly by such issuer) that hold no other material assets or liabilities, and
         (D) the shares of such class of common stock immediately after such transaction are held only by Persons that were holders of shares of Liberty Media Group Common Stock (or Convertible Securities that were convertible into or exercisable or exchangeable for Liberty Media Group Common Stock) immediately prior to such transaction.

         (c) If the corporation shall in any manner subdivide (by stock split or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock or Liberty Media Group Common Stock, or pay a stock dividend in shares of any class to holders of that class or shall otherwise effect a share distribution (as defined in paragraph 4 of this Part B of this Article Third) of Common Stock or Liberty Media Group Common Stock, the per share voting rights specified in paragraph 1(a) of this Part B of this Article Third of Liberty Media Group Common Stock relative to Common Stock shall be appropriately adjusted so as to avoid any dilution in the aggregate voting rights of any class.

2.       Conversion Rights of Liberty Media Group Common Stock.

         Each share of Class B Liberty Media Group Common Stock shall be convertible, at the option of the holder thereof, into one share of Class A Liberty Media Group Common Stock. Any such conversion may be effected by any holder of Class B Liberty Media Group Common Stock by surrendering such holder's certificate or certificates for the Class B Liberty Media Group Common Stock to be converted, duly endorsed, at the office of the corporation or any transfer agent for the Class B Liberty Media Group Common Stock, together with a written notice to the corporation at such office that such holder elects to convert all or a specified number of shares of Class B Liberty Media Group Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates for Class A Liberty Media Group Common Stock to be issued. If so required by the corporation, any certificate for shares surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the corporation, duly executed by the holder of such shares or the duly authorized representative of such holder. Promptly thereafter, the corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of shares of Class A Liberty Media Group Common Stock to which such holder shall be entitled as herein provided. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer referred to above, and the person or persons entitled to receive the Class A Liberty Media Group Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Liberty Media Group Common Stock on that date. A number of shares of Class A Liberty Media Group Common Stock equal to the number of shares of Class B Liberty Media Group Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Class B Liberty Media Group Common Stock. Shares of Class A Liberty Media Group Common Stock shall not be convertible into shares of Class B Liberty Media Group Common Stock.

3.       Dividends.

         (a) Dividends on Common Stock. Dividends on the Common Stock may be declared and paid only to the extent of (i) the assets of the corporation legally available therefor minus (ii) the Liberty Media Group Available Dividend Amount (such amount, the "Common Stock Available Dividend Amount").

         (b) Dividends on Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock. Dividends on the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock may be declared and paid only out of the lesser of (i) assets of the corporation legally available therefor and (ii) the Liberty Media Group Available Dividend Amount. Subject to paragraph 4 of this Part B of this Article Third, whenever a dividend is paid to the holders of Class A Liberty Media Group Common Stock, the corporation shall also pay to the holders of Class B Liberty Media Group Common Stock a dividend per share equal to the dividend per share paid to the holders of Class A Liberty Media Group Common Stock, and whenever a dividend is paid to the holders of Class B Liberty Media Group Common Stock, the corporation shall also pay to the holders of Class A Liberty Media Group Common Stock a dividend per share equal to the dividend per share paid to the holders of Class B Liberty Media Group Common Stock.

         (c) Discrimination Between or Among Classes of Common Shares. The Board of Directors, subject to the provisions of paragraphs 3(a) and 3(b) of this Part B of this Article Third, shall have the sole authority and discretion to declare and pay dividends on (i) the Common Stock, (ii) any other class of common shares or (iii) the Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, in equal or unequal amounts (including declaring and paying no dividends on the Liberty Media Group Common Stock while declaring and paying dividends on the Common Stock or any other class of common shares and declaring and paying no dividends on the Common Stock or any other class of common shares while declaring and paying dividends on the Liberty Media Group Common Stock), notwithstanding the relationship between the Common Stock Available Dividend Amount and the Liberty Media Group Available Dividend Amount, the respective amounts of prior dividends declared on, or the liquidation rights of, the Common Stock, any other class of common shares or the Class A Liberty Media Group
Common Stock and the Class B Liberty Media Group Common Stock, or any other factor.

4.       Share Distributions.

         The corporation may declare and pay a distribution consisting of shares of Common Stock, Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock or any other securities of the corporation or any other Person (hereinafter sometimes called a "share distribution") to holders of the Common Stock, Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock only in accordance with the provisions of this paragraph 4 of this Part B of this Article Third.

         (a) Distributions on Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock. If at any time a share distribution is to be made with respect to the Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, such share distribution may be declared and paid only as follows (or as permitted by paragraph 5 of this Part B of this Article Third with respect to the redemptions and other distributions referred to therein):

(i) a share distribution consisting of shares of Class A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock) to holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, on an equal per share basis; or consisting of shares of Class A Liberty Media Group Common Stock (or Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock) to holders of Class A Liberty Media Group Common Stock and, on an equal per share basis, shares of Class B Liberty Media Group Common Stock (or like Convertible Securities convertible into or exercisable or exchangeable for shares of Class B Liberty Media Group Common Stock) to holders of Class B Liberty Media Group Common Stock;

(ii) a share distribution consisting of shares of Common Stock or any other class of common shares of the corporation (other than Liberty Media Group Common Stock), or Convertible Securities convertible into or exercisable or exchangeable for shares of Common Stock or any other class of common shares of the corporation (other than Liberty Media Group Common Stock), to holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, on an equal per share basis;

(iii) a share distribution consisting of any class or series of securities of the corporation or any other Person other than Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock, Common Stock or any other class of common shares of the corporation (or

         Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock or Common Stock or any other class of common shares of the corporation), (x) if a single class or series of securities is to be distributed, on the basis of a distribution of identical securities, on an equal per share basis, to holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and (y) if more than one class or series of securities is to be distributed, then, if and to the extent practicable, in accordance with the following provisions of this clause (y) and, otherwise, in accordance with clause (x) above: on the basis of a distribution of one class or series of securities to holders of Class A Liberty Media Group Common Stock and another class or series of securities to holders of Class B Liberty Media Group Common Stock, provided that the securities so distributed (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exercisable or exchangeable) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Class B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock), provided that if the securities so distributed constitute capital stock of a Subsidiary of the corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock, and provided in each case that such distribution is otherwise made on an equal per share basis.

         The corporation shall not reclassify, subdivide or combine the Class A Liberty Media Group Common Stock without reclassifying, subdividing or combining the Class B Liberty Media Group Common Stock, on an equal per share basis, and the corporation shall not reclassify, subdivide or combine the Class B Liberty Media Group Common Stock without reclassifying, subdividing or combining the Class A Liberty Media Group Common Stock, on an equal per share basis. The corporation shall not effect a share distribution to the holders of Liberty Media Group Common Stock of any class or series of securities of a Subsidiary of the corporation or any other Person unless such share distribution is tax-free to the holders of Liberty Media Group Common Stock (except with respect to cash received by such holders in lieu of fractional shares).

         (b) Distributions on Common Stock. The corporation shall not declare and pay a share distribution with respect to the Common Stock or any other class of common shares (other than the Liberty Media Group Common Stock) consisting of Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock, any class or series of Preferred Stock attributed to the Liberty Media Group or securities of any Person included in the Liberty Media Group (or Convertible Securities convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock, any such class or series of Preferred Stock or securities of any such Person). Except as set forth in the immediately preceding sentence, the corporation may declare and pay a share distribution to holders of Common Stock or any other class of common shares (other than Liberty Media Group Common

Stock) consisting of any securities of the corporation, any Subsidiary of the corporation, or any other Person, including without limitation a share distribution consisting of shares of any class or series of Preferred Stock or shares of Common Stock or any other class of common shares (other than Liberty Media Group Common Stock) (or Convertible Securities convertible into or exercisable or exchangeable for shares of any class or series of Preferred Stock or shares of Common Stock or any other class of common shares (other than Liberty Media Group Common Stock)).

5. Redemption and Other Provisions Relating to the Liberty Media Group Common Stock.

         (a) Redemption in Exchange for Stock of Qualifying Subsidiaries. At any time at which all of the assets and liabilities included in the Liberty Media Group are held directly or indirectly by one or more Qualifying Subsidiaries of the corporation that hold no other material assets or liabilities (the "Liberty Media Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the corporation legally available therefor, redeem, on a pro rata basis, all of the outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of a Liberty Media Group Subsidiary that is the beneficial owner of all other Liberty Media Group Subsidiaries (or, if applicable, of each Liberty Media Group Subsidiary that is not a Subsidiary of one or more other Liberty Media Group Subsidiaries) equal to the number of outstanding shares of common stock of such Liberty Media Group Subsidiary (or Liberty Media Group Subsidiaries, as the case may be) held by the corporation; provided that no such redemption pursuant to this paragraph 5(a) of this Part B of this Article Third may occur unless the redemption is tax-free to the holders of Liberty Media Group Common Stock (except with respect to cash received by such holders in lieu of fractional shares). Any such redemption shall occur on a Redemption Date set forth in a notice to holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities) pursuant to paragraph 5(d)(v) of this Part B of this Article Third. In effecting such a redemption, the corporation shall (i) if and to the extent practicable, redeem shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in exchange for shares of separate classes or series of common stock of each Liberty Media Group Subsidiary with relative voting rights and related differences in designation, conversion, redemption and share distribution provisions not greater than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, with holders of shares of Class B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights, and (ii) to the extent redemption in accordance with clause (i) above is not practicable, redeem shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in exchange for shares of a single class of common stock of each Liberty Media Group Subsidiary without distinction between the shares distributed to the holders of the Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock.

         (b) Mandatory Dividend or Redemption in Case of Disposition of Liberty Media Group Assets. In the event of the Disposition, in one transaction or a series of related transactions, by the corporation and its subsidiaries of all or substantially all of the properties and assets of the Liberty Media Group to one or more Persons or groups (other than (w) in connection with the Disposition by the corporation of all of the corporation's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or winding up of the corporation within the meaning of paragraph 6 of this Part B of this Article Third, (x) a dividend, other distribution or redemption in accordance with any provision of paragraph 3, paragraph 4, paragraph 5(a) or paragraph 6 of this Part B of this Article Third,
(y) to any Person or group which the Liberty Media Group, directly or indirectly, after giving effect to the Disposition, controls and which is included in the Liberty Media Group or (z) in connection with a Related Business Transaction), the corporation shall, on or prior to the 85th Trading Day following the consummation of such Disposition, either:

(i) subject to paragraph 3(b) of this Part B of this Article Third, declare and pay a dividend in cash and/or in securities or other property (determined as provided below) to the holders of the outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock equally on a share for share basis (subject to the last sentence of this paragraph5 (b) of this Part B of this Article Third), in an aggregate amount equal to the Liberty Media Group Net Proceeds of such Disposition (provided that if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, then the aggregate amount of such dividend shall equal the product of the Liberty Media Group Full
         Dilution Fraction and the Liberty Media Group Net Proceeds of such Disposition and the difference between the aggregate amount of such dividend and such Liberty Media Group Net Proceeds shall be reserved by the corporation for payment or delivery to holders of Pre-Merger Convertible Securities on conversion, exercise or exchange thereof); or

(ii) provided that there are assets of the corporation legally available therefor and to the extent the Liberty Media Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof pursuant to clause (i) of this paragraph 5(b) of this Part B of this Article Third, then:

                  (A) if such Disposition involves all (not merely substantially all) of the properties and assets of the Liberty Media Group, redeem all outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in exchange for cash and/or securities or other property (determined as provided below) in an aggregate amount equal to the product of the Liberty Media Group Full Dilution Fraction and the Liberty Media Group Net Proceeds, such aggregate amount to be allocated (subject to the last sentence of this paragraph 5(b) of this Part B of this Article Third) to shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock in the ratio of the number of shares of each such series outstanding (so that the amount of consideration paid for the redemption of each share of Class A Liberty Media Group Common Stock and each share of Class B Liberty Media Group Common Stock is the same); or

                  (B) if such Disposition  involves  substantially  all (but not all) of the properties and assets of the Liberty Media Group, apply an aggregate amount of cash and/or securities or other property (determined as provided below) equal to the Liberty Media Group Net Proceeds to the redemption of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, such aggregate amount to be allocated (subject to the last sentence of this paragraph 5(b) of this Part B of this Article Third) to shares of Class A Liberty Media Group Common Stock and Class B Liberty Media

         Group Common Stock in the ratio of the number of shares of each such series outstanding, and the number of shares of each such series to be redeemed to equal the lesser of (x) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of such series by the average Market Value of one share of Class A Liberty Media Group Common Stock during the ten-Trading Day period beginning on the 16th Trading Day following the consummation of such Disposition and (y) the number of shares of such series outstanding (so that the amount of consideration paid for the redemption of each share of Class A Liberty Media Group Common Stock and each share of Class B Liberty Media Group Common Stock is the same);

such redemption to be effected in accordance with the applicable provisions of paragraph 5(d) of this Part B of this Article Third;

For purposes of this paragraph 5(b):

         (x) as of any date, "substantially all of the properties and assets of the Liberty Media Group" shall mean a portion of such properties and assets that represents at least 80% of the then-current market value (as determined by the Board of Directors) of the properties and assets of the Liberty Media Group as of such date;

         (y) in the case of a Disposition of properties and assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

         (z) the corporation shall pay the dividend or redemption price referred to in clause (i) or (ii) of this paragraph 5(b) of this Part B of this Article Third in the same form as the proceeds of the Disposition were received. If the dividend or redemption price is paid in the form of securities of an issuer other than the corporation, the corporation shall (1) if more than one class or series of securities is to be distributed, if and to the extent practicable, pay the dividend or redemption price in the form of separate classes or series of securities, with one class or series of such securities to holders of Class A Liberty Media Group Common Stock and another class or series of securities to holders of Class B Liberty Media Group Common Stock, provided that such securities (and, if such securities are convertible into or exercisable or exchangeable for shares of another class or series of securities, the securities so issuable upon such conversion, exercise or exchange) do not differ in any respect other than their relative voting rights and related differences in designation, conversion, redemption and share distribution provisions, with holders of shares of Class B Liberty Media Group Common Stock receiving the class or series having the higher relative voting rights (without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock), provided that if such securities constitute capital stock of a Subsidiary of the corporation, such rights shall not differ to a greater extent than the corresponding differences in voting rights, designation, conversion, redemption and share distribution provisions between the Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, and otherwise such securities shall be distributed on an equal per share basis, and (2) otherwise pay the dividend or redemption price in the form of a single class of securities without distinction between the shares received by the holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock.

         (c) Certain Provisions Respecting Convertible Securities. Unless the provisions of any class or series of Pre-Merger Convertible Securities provide specifically to the contrary, after any Redemption Date on which all outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media
Group Common Stock were redeemed, any share of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any Pre-Merger Convertible Securities shall, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the corporation or its Board of Directors or the holder of such share of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, be redeemed in exchange for the kind and amount of shares of capital stock, cash and/or other securities or property that a holder of such Pre-Merger Convertible Securities would have been entitled to receive pursuant to the terms of such securities had such terms provided that the conversion, exercise or exchange privilege in effect immediately prior to any such redemption of all outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock would be adjusted so that the holder of any such Pre-Merger Convertible Securities thereafter surrendered for conversion, exercise or exchange would be entitled to receive the kind and amount of shares of capital stock, cash and/or other securities or property such holder would have received as a result of such redemption had such securities been converted, exercised or exchanged immediately prior thereto. Unless the provisions of any class or series of Convertible Securities (other than Pre-Merger Convertible Securities) which are or become convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock provide specifically to the contrary, after any Redemption Date on which all outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock were redeemed, any share of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock that is issued on conversion, exercise or exchange of any such Convertible Securities shall, immediately upon issuance pursuant to such conversion, exercise or exchange and without any notice or any other action on the part of the corporation or its Board of Directors or the holder of such share of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, be redeemed in exchange for, to the extent assets of the corporation are legally available therefor, the amount of $.01 per share in cash.

         (d) General.

                  (i) Not later than the 10th Trading Day following the consummation of a Disposition referred to in paragraph 5(b) of this Part B of this Article Third, the corporation shall announce publicly by press release (A) the Liberty Media Group Net Proceeds of such Disposition, (B) the number of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock,
         (C) the number of shares of Class A Liberty  Media Group  Common  Stock and Class B Liberty Media Group Common Stock into or for which Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Merger Convertible Securities), and (D) if the Disposition is of all (not merely substantially all) of the properties and assets of the Liberty Media Group, the Liberty Media Group Full Dilution Fraction as of a recent date preceding the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the corporation shall announce publicly by press release which of the actions specified in clauses (i) or (ii) of paragraph 5(b) of this Part B of this Article Third it has irrevocably determined to take.

                  (ii) If the corporation  determines to pay a dividend pursuant to clause (i) of paragraph 5(b) of this Part B of this Article Third, the corporation shall, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (A) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (B) the anticipated payment date of such dividend (which shall not be more than 85 Trading Days following the consummation of such Disposition), (C) the kind of shares of capital stock, cash and/or other securities or property to be distributed in respect of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, (D) the Liberty Media Group Net Proceeds of such Disposition, (E) if the Disposition is of all (not merely substantially all) the properties and assets of the Liberty Media Group, the Liberty Media Group Full Dilution Fraction as of a recent date preceding the date of such notice, (F) the number of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof, (G) in the case of a notice to holders of Convertible Securities (other than Pre-Merger Convertible Securities, in the case of a Disposition of all (not merely substantially all) the properties and assets of the Liberty Media Group), a statement to the effect that holders of such Convertible
         Securities shall be entitled to receive such dividend only if they appropriately convert, exercise or exchange such Convertible Securities prior to the record date referred to in clause (A) of this sentence, and (H) if the Disposition is of all (not merely substantially all) the properties and assets of the Liberty Media Group, in the case of a notice to holders of Pre-Merger Convertible Securities, a statement to the effect that the holders of such Pre-Merger Convertible Securities shall be entitled to receive such dividend (without interest) upon conversion, exercise or exchange of such Pre-Merger Convertible Securities. Such notice shall be sent by first-class mail, postage prepaid, at such holder's address as the same appears on the transfer books of the corporation.

                  (iii) If the corporation determines to undertake a redemption of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock following a Disposition of all (not merely substantially all) of the properties and assets of the Liberty Media Group pursuant to clause (ii) (A) of paragraph 5(b) of this Part B of this Article Third, the corporation shall cause to be given to each holder of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (A) a statement that all shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock outstanding on the Redemption Date shall be redeemed, (B) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (C) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock outstanding on the Redemption Date, (D) the Liberty Media Group Net Proceeds of such Disposition, (E) the Liberty Media Group Full Dilution Fraction as of a recent date preceding the date of such notice, (F) the place or places where certificates for shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group
         Common Stock, properly endorsed or assigned for transfer (unless the corporation waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property, (G) the number of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Merger Convertible Securities), and (H) in the case of a notice to holders of Convertible Securities (other than Pre-Merger Convertible Securities), a statement to the effect that holders of such Convertible Securities shall be entitled to participate in such redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the Redemption Date referred to in clause (B) of this sentence and a statement as to what, if anything, such holders shall be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, paragraph 5(c) of this Part B of this Article Third if such holders convert, exercise or exchange such Convertible Securities following such Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, not less than 35 Trading Days nor more than 45 Trading Days prior to the Redemption Date, at such holder's address as the same appears on the transfer books of the corporation.

                  (iv) If the corporation determines to undertake a redemption of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock following a Disposition of substantially all (but not all) of the properties and assets of the Liberty Media Group pursuant to clause (ii)(B) of paragraph 5(b) of Part B of this Article Third, the corporation shall, not later than the 30th Trading Day following the consummation of such Disposition, cause to be given to each holder of record of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (A) a date not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition which shall be the date on which shares of the Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock then outstanding shall be selected for redemption, (B) the anticipated Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (C) the kind of shares of capital stock, cash and/or other securities or property to be paid as a redemption price in respect of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock selected for redemption, (D) the

         Liberty Media Group Net Proceeds of such Disposition, (E) the number of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion or exercise prices thereof, and (F) in the case of a notice to holders of Convertible Securities, a statement to the effect that holders of such Convertible Securities shall be entitled to participate in such selection for redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the date referred to in clause (A) of this sentence and a statement as to what, if anything, such holders shall be entitled to receive pursuant to the terms of such Convertible Securities if such holders convert, exercise or exchange such Convertible Securities following such date. Promptly following the date referred to in clause (A) of the preceding sentence, but not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, the corporation shall cause to be given to each holder of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock to be so redeemed, a notice setting forth (A) the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock held by such holder to be redeemed,
         (B) a statement that such shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock shall be redeemed,
         (C) the Redemption Date (which shall not be more than 85 Trading Days following the consummation of such Disposition), (D) the kind and per share amount of shares of capital stock, cash and/or other securities or property to be received by such holder with respect to each share of such Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock to be redeemed, including details as to the calculation thereof, and (E) the place or places where certificates for shares of such Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the corporation waives such requirement), are to be surrendered for delivery of certificates for shares of such capital stock, cash and/or other securities or property. The notices referred to in this clause (iv) shall be sent by first-class mail, postage prepaid, at such holder's address as the same appears on the transfer books of the corporation. The outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock to be redeemed shall be redeemed by the corporation pro rata among the holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

                  (v) If the corporation determines to redeem shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock pursuant to paragraph 5(a) of this Part B of this Article Third, the corporation shall promptly cause to be given to each holder of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and to each holder of Convertible Securities convertible into or exercisable or exchangeable for shares of either such series (unless provision for such notice is otherwise made pursuant to the terms of such Convertible Securities), a notice setting forth (A) a statement that all outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock shall be redeemed in exchange for shares of common stock of the Liberty Media Group Subsidiaries, (B) the Redemption Date, (C) the place or places where certificates for shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of common stock of the Liberty Media Group Subsidiaries, (D) the number of outstanding shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock and the number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock into or for which outstanding Convertible Securities are then convertible, exercisable or exchangeable and the conversion, exercise or exchange prices thereof (and stating which, if any, of such Convertible Securities constitute Pre-Merger Convertible Securities) and (E) in the case of a notice to holders of Convertible Securities (other than Pre-Merger Convertible Securities), a statement to the effect that holders of such Convertible Securities shall be entitled to participate in such redemption only if such holders appropriately convert, exercise or exchange such Convertible Securities on or prior to the Redemption Date referred to in clause (B) of this sentence and a statement as to what, if anything, such holders shall be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, paragraph 5(c) of this Part B of this Article Third if such holders convert, exercise or exchange such Convertible Securities following the Redemption Date. Such notice shall be sent by first-class mail, postage prepaid, not less than 35 Trading Days nor more than 45 Trading Days prior to the Redemption Date, at such holder's address as the same appears on the transfer books of the corporation.

                  (vi) Neither the failure to mail any notice required by this paragraph 5(d) to any particular holder of Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock or of Convertible Securities nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock or of Convertible Securities, or the validity of any redemption.

                  (vii)  The  corporation  shall  not be  required  to  issue or deliver fractional shares of any class of capital stock or any fractional securities to any holder of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock upon any redemption, dividend or other distribution pursuant to this paragraph
         5. In connection with the determination of the number of shares of any class of capital stock that shall be issuable or the amount of securities that shall be deliverable to any holder of record upon any such redemption, dividend or other distribution (including any fractions of shares or securities), the corporation may aggregate the number of shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock held at the relevant time by such holder of record. If the number of shares of any class of capital stock or the amount of securities remaining to be issued or delivered to any holder of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock is a fraction, the corporation shall, if such fraction is not issued or delivered to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the fair market value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest). For purposes of the preceding sentence, "fair market value" of any fraction shall be (A) in the case of any fraction of a share of capital stock of the corporation, the product of such fraction and the Market Value of one share of such capital stock and (B) in the case of any other fractional security, such value as is determined by the Board of Directors.

                  (viii) No adjustments in respect of dividends shall be made upon the redemption of any shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock; provided, however, that if the Redemption Date with respect to the Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, notwithstanding the redemption of such shares or the corporation's default in payment of the dividend or distribution due on such date.

                  (ix) Before any holder of shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock shall be entitled to receive certificates representing shares of any kind of capital stock or cash and/or securities or other property to be received by such holder with respect to shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock pursuant to this paragraph 5 of this Part B of this Article Third, such holder shall surrender at such place as the corporation shall specify certificates for such shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, properly endorsed or assigned for transfer (unless the corporation shall waive such requirement). The corporation shall as soon as practicable after such surrender of certificates representing shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock deliver to the person for whose account shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock or cash and/or securities or other property to which such person shall be entitled as aforesaid, together with any payment for fractional securities contemplated by paragraph 5(d)(vii) of this Part B of this Article Third. If less than all of the shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock represented by any one certificate are to be redeemed, the corporation shall issue and deliver a new certificate for the shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock not redeemed. The corporation shall not be required to register a transfer of any shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock selected or called for redemption.

                  (x) From and after any applicable Redemption Date, all rights of a holder of shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock that were redeemed shall cease except for the right, upon surrender of the certificates representing shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, to receive certificates representing shares of the kind and amount of capital stock or cash and/or securities or other property for which such shares were redeemed, together with any payment for fractional securities contemplated by paragraph 5(d)(vii) of this Part B of this Article Third and such holder shall have no other or further rights in respect of the shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock so redeemed, including, but not limited to, any rights with respect to any cash, securities or other properties which are reserved or otherwise designated by the corporation as being held for the satisfaction of the corporation's obligations to pay or deliver any cash, securities or other property upon the conversion, exercise or exchange of any Convertible Securities that were convertible into or exercisable or exchangeable for Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock and outstanding as of the date of such redemption. No holder of a certificate that, immediately prior to the applicable Redemption Date for the Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, represented shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock shall be entitled to receive any dividend or other distribution with respect to shares of any kind of capital stock into or in exchange for which the Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock was redeemed until surrender of such holder's certificate for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date after the Redemption Date but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Redemption Date for any shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock, the corporation shall, however, be entitled to treat the certificates for shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock that have not yet been surrendered for redemption as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock for which the shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock represented by such certificates shall have been redeemed, notwithstanding the failure to surrender such certificates.

                  (xi) The corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on redemption of shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock pursuant to this Part B of this Article Third. The corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of any shares of capital stock in a name other than that in which the shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock so redeemed were registered and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the corporation the amount of any such tax, or has established to the satisfaction of the corporation that such tax has been paid.

6.       Liquidation.

         In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Stock is entitled, (a) the holders of the shares of Common Stock and (on the basis that may be set forth in this Certificate with respect to any such shares) the holders of any other class of common shares (other than the Liberty Media Group Common Stock) shall share in the aggregate in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for the 20-Trading Day period ending on the Trading Day prior to the date of the public announcement of such liquidation, dissolution or winding up, and (b) the holders of the shares of Class A Liberty Media Group Common Stock and the holders of the shares of Class B Liberty Media Group Common Stock shall share equally, on a share for share basis, in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for such 20-Trading Day period, where X is the aggregate Market Capitalization of the Common Stock and any other class of common shares (other than the Liberty Media Group Common Stock), Y is the aggregate Market Capitalization of the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock, and Z is the aggregate Market Capitalization of the Common Stock, any other class of common shares (other than the Liberty Media Group Common Stock), the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock. Neither the consolidation or merger of the corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the corporation shall itself be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph 6 of this Part B of this Article Third. Notwithstanding the foregoing, any transaction or series of related transactions which results in all of the assets and liabilities included in the Liberty Media Group being held by one or more Liberty Media Group Subsidiaries, and the distribution of such Liberty Media Group Subsidiaries (and no other material assets or liabilities) to the holders of the outstanding Liberty Media Group Common Stock shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the corporation for purposes of this paragraph 6 of this Part B of this Article Third, but shall be subject to paragraph 5(a) of this Part B of this Article Third.

7.       Determinations by the Board of Directors.

         Any determinations made by the Board of Directors under any provision in this Part B of this Article Third shall be final and binding on all shareholders of the corporation, except as may otherwise be required by law. The corporation shall prepare a statement of any such determination by the Board of Directors respecting the fair market value of any properties, assets or securities and shall file such statement with the Secretary of the corporation.

8.      Relationship Between the Liberty Media Group and the Common Stock Group.

         (a) In furtherance and not in limitation of the provisions of Article Ninth, neither the Liberty Media Group on the one hand, nor the Common Stock Group on the other hand, shall have any duty, responsibility or obligation to refrain from (and none of the directors or officers of the corporation, the Liberty Media Group or the Common Stock Group shall have any duty, responsibility or obligation to cause the Liberty Media Group or the Common Stock Group to refrain from) (i) engaging in the same or similar activities or lines of business as any member of the other Group, (ii) doing business with any potential or actual supplier or customer of any member of any other Group or
(iii) engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of the other Group.

         (b) In furtherance and not in limitation of the provisions of Article Ninth, neither the Liberty Media Group on the one hand, nor the Common Stock Group on the other hand, shall have any duty, responsibility or obligation (and none of the directors or officers of the corporation, the Liberty Media Group or the Common Stock Group shall have any duty, responsibility or obligation to cause the Liberty Media Group or the Common Stock Group) (i) to communicate or offer any business or other corporate opportunity to any other Person (including any business or other corporate opportunity which may arise which either Group may be financially able to undertake, and which is, from its nature, in the line of more than one Group's business and is of practical advantage to more than one Group), (ii) to provide financial support to the other Group (or any member thereof) or (iii) otherwise to assist the other Group.

         (c) In furtherance and not in limitation of the provisions of Article Ninth, no director or officer of the corporation shall be liable to the corporation or any holder of any securities of the corporation in respect of any failure or alleged failure of such officer or director to offer to (or to cause the Liberty Media Group or the Common Stock Group to offer to) either Group any corporate opportunity of any kind or nature that is pursued by the other Group.

         (d) Nothing in this paragraph 8 of this Part B of this Article Third shall prevent any members of the Liberty Media Group from entering into written agreements with the Common Stock Group to define or restrict any aspect of the relationship between the Groups.

9.       Certain Definitions.

         Unless the context otherwise requires, the terms defined in this Part B of this Article Third shall have, for all purposes of this Part B of this Article Third, the meanings herein specified:

         "Common Stock Group" shall mean, as of any date, the interest of the corporation or any of its subsidiaries in all of the businesses in which the corporation or any of its subsidiaries (or any of their predecessors or successors) is or has been engaged, directly or indirectly, and the respective assets and liabilities of the corporation or any of its subsidiaries, other than any businesses, assets or liabilities of the Liberty Media Group.

         "Convertible Securities" shall mean any securities of the corporation (other than the Liberty Media Group Common Stock) or any Subsidiary thereof that are convertible into, exchangeable for or evidence the right to purchase any shares of Common Stock or of any series of Liberty Media Group Common Stock, whether upon conversion, exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

         "Covered Disposition" shall mean (x) any direct or indirect sale, transfer or conveyance by the corporation of any of its equity interest in Liberty Media Corporation or any Covered Entity or (y) any grant of any pledge or other security interest in the equity interest of the corporation in Liberty Media Corporation or any Covered Entity; provided, however, that the foregoing shall not apply to (i) any issuance or sale by the corporation of its own securities, (ii) any issuance or sale by Liberty Media Corporation of its own securities or any sale, transfer or conveyance by Liberty Media Corporation or any other Person included in the Liberty Media Group of any securities of any Person included in the Liberty Media Group, (iii) with respect to any Covered Entity, any transaction duly authorized by the board of directors of such Covered Entity, or (iv) any merger, consolidation, exchange of shares or other business combination transaction involving the corporation in which the corporation (or its successors) continues immediately following such transaction to hold the same direct or indirect interest in the business, assets and liabilities comprising the Liberty Media Group that it held immediately prior to such transaction (other than as a result of any action by any Person included in the Liberty Media Group). If a contribution of assets of Liberty Media
Corporation to Liberty Media Group LLC occurs (other than the initial contribution made on formation thereof), then from and after the date of such contribution all references in the preceding sentence of this definition of Covered Disposition to Liberty Media Corporation shall be deemed to refer to Liberty Media Group LLC.

         "Covered Entity" shall mean, as of any date of determination, each of the following Persons (and any successor to such Person, by merger, consolidation, sale of all or substantially all of its assets or otherwise, whether or not in connection with a Related Business Transaction) unless all of the Corporation's equity interest in such Person or all of the assets of such Person are held by (i) Liberty Media Corporation, if such date of determination is prior to the contribution of assets of Liberty Media Corporation to Liberty Media Group LLC (other than the initial contribution made on formation thereof) or (ii) Liberty Media Group LLC, if such date of determination is after the contribution referred to in clause (i): Tele-Communications International, Inc., TCI Wireless Holdings, Inc., TCIP, Inc., Silver Spur Land and Cattle Co., and TCI Interactive, Inc.

         "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise) by the corporation (or its successors) or any of its Subsidiaries of properties or assets. Disposition shall not include a merger, consolidation, exchange of shares or other business combination transaction involving the corporation in which the corporation (or its successors) continues immediately following such transaction to hold the same direct and indirect interest in the business, assets and liabilities comprising the Liberty Media Group that it held immediately prior to such transaction (other than as a result of any action by any Person included in the Liberty Media Group).

         "Group" shall mean either the Common Stock Group or the Liberty Media Group.

         "Liberty Media Group" shall mean, as of any date that any shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock have been issued and continue to be outstanding, each of the following, without duplication: (a) the proceeds of any issuances or sales of Class A Liberty Media Group Common Stock, Class B Liberty Media Group Common Stock or any Convertible Securities that are convertible into or exercisable or exchangeable for Liberty Media Group Common Stock or of any Preferred Stock that is attributed to the Liberty Media Group; (b) the interest of the corporation or any of its subsidiaries in the Associated Group, Inc., a Delaware corporation, and the proceeds of any disposition thereof; (c) the interest of the Corporation or any of its subsidiaries in each Covered Entity or any subsidiary of a Covered Entity and their respective properties and assets (including, without limitation, the Sprint PCS Investment) and the proceeds of any disposition thereof; and (d) the interest of the corporation or of any of its subsidiaries in Liberty Media Corporation or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets and the proceeds of any disposition thereof; provided, however, that if a contribution of assets of Liberty Media Corporation to Liberty Media Group LLC occurs (other than the initial contribution made on formation thereof), then from and after the date of such contribution, the Liberty Media Group shall mean, as of any date that any shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock continue to be outstanding, in addition to the assets referred to in clauses (a), (b) and (c) above and in clause (e) below, the interest of the corporation or any of its subsidiaries in (i) the Retained Business and (ii) Liberty Media Group LLC or any of its subsidiaries (including any successor thereto by merger, consolidation or sale of all or substantially all of its assets, whether or not in connection with a Related Business Transaction) and their respective properties and assets and the proceeds of any disposition thereof; and (e) the interest of the corporation in all dividends and distributions from Liberty Media Group LLC to Liberty Media Corporation or any of its subsidiaries (including any such successor) or from Liberty Media Corporation (or any such successor) to its shareholders or from any Covered Entity to its shareholders. For purposes hereof, "Retained Businesses" means the businesses, assets and liabilities of Liberty Media Corporation immediately following the contribution referred to in the preceding sentence (or, if there is more than one such contribution after the initial contribution made on formation, then the first of such contributions).

         "Liberty Media Group Available Dividend Amount," as of any date, shall mean the excess of (i) the amount by which the total assets of the Liberty Media Group exceed the total liabilities of the Liberty Media Group as of such date over (ii) the sum of (A) the par value of all issued shares of Liberty Media Group Common Stock and each class or series of Preferred Stock attributed to the Liberty Media Group, (B) the amount of the consideration received for any shares of Preferred Stock attributed to the Liberty Media Group without par value that have been issued, except such part of the consideration therefor as may have been allocated to surplus in a manner permitted by law, and (C) any amount not included in clauses (A) and (B) that the corporation (by appropriate action of its Board of Directors) has transferred to stated capital specifically in respect of Liberty Media Group Common Stock, minus (D) all reductions from such sums set forth in clauses (A), (B) and (C) as have been effected in a manner permitted by law; provided, however, that in the event that the law governing the corporation changes from that governing the corporation on the date of the adoption of the Amendment to this Certificate pursuant to which the Liberty Media Group Common Stock was authorized (whether because of amendment of the applicable law or because of a change in the jurisdiction of incorporation of the corporation through merger or otherwise), the Liberty Media Group Available Dividend Amount shall mean that amount of dividends, as determined by the Board of Directors, that could be paid by a corporation (governed under such applicable law) having the assets and liabilities of the Liberty Media Group, an amount of outstanding common stock (and having an aggregate par value) equal to the amount (and aggregate par value) of the outstanding Liberty Media Group Common Stock and of each class or series of Preferred Stock attributed to the Liberty Media Group and having an amount of earnings or loss or other relevant corporate attributes as reasonably determined by the Board of Directors in light of all factors deemed relevant by the Board.

         "Liberty Media Group Full Dilution Fraction" shall mean, as of any date, a fraction the numerator of which is the aggregate number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock outstanding on such date and the denominator of which is the sum of (a) such aggregate number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock outstanding on such date and (b) the aggregate number of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock issuable, determined as of such date, upon conversion, exercise or exchange of Pre-Merger Convertible Securities.

         "Liberty Media Group LLC" shall mean Liberty Media Group LLC, a Delaware limited liability company, of which Liberty Media Corporation and Liberty Management LLC are the members, and any successor thereto (by merger, consolidation, sale of all or substantially all of its assets or otherwise, whether or not in connection with a Related Business Transaction).

         "Liberty Media Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the Liberty Media Group, an amount, if any, equal to the gross proceeds of such Disposition after any payment of, or reasonable provision for, (a) any taxes payable by the corporation in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to clause (i) or (ii), respectively, of paragraph 5(b) of this Part B of this Article Third (or which would have been payable but for the utilization of tax benefits attributable to the Common Stock Group) reduced by any offset to such liability of the Liberty Media Group allowed pursuant to the Tax Sharing Agreement entered into pursuant to the Merger Agreement, (b) any transaction costs borne by the Common Stock Group in connection with such Disposition, including, without limitation, any legal, investment banking and accounting fees and expenses borne by the Common Stock Group in connection with such Disposition, (c) any liabilities and other obligations (contingent or otherwise) of the Liberty Media Group borne by the Common Stock Group in connection with such Disposition, including, without limitation, any indemnity or guarantee obligations incurred by the Common Stock Group in connection with the Disposition or any liabilities assumed by the
Common Stock Group for future purchase price adjustments, and (d) any preferential amounts, accumulated and unpaid dividends and other obligations (other than with respect to Pre-Merger Convertible Securities) in respect of Preferred Stock attributed to the Liberty Media Group; provided, however, that the net amount determined in accordance with the foregoing provisions of this sentence shall, without duplication, be increased by the net amount, if any, payable by the Common Stock Group to the Liberty Media Group, or decreased by the net amount, if any, payable by the Liberty Media Group to the Common Stock Group, pursuant to the Tax Sharing Agreement referred to above, as applicable, as a result of the deconsolidation of the properties and assets of the Liberty Media Group disposed of in such Disposition. For purposes of this definition, any properties and assets of the Liberty Media Group remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as can be supported by such properties and assets. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property.

         "Liberty Media Corporation" shall mean Liberty Media Corporation, a Delaware corporation, and any successor thereto (by merger, consolidation, sale of all or substantially all of its assets or otherwise, whether or not in connection with a Related Business Transaction).

         "Market Capitalization" of any class or series of capital stock of the corporation on any Trading Day shall mean the product of (i) the Market Value of one share of such class or series on such Trading Day and (ii) the number of shares of such class or series outstanding on such Trading Day.

         "Market Value" of any class or series of capital stock of the corporation on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and if such day is not a Trading Day, on the Trading Day immediately preceding such day) or in case no such reported sale takes place on such Trading Day the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case on the New York Stock Exchange or, if the shares of such class or series are not quoted on the New York Stock Exchange on such Trading Day, on the Nasdaq National Market, or if the shares of such class or series are not quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the corporation, or if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day (including without limitation because such securities are not publicly held), the market value of a share of such class or series as determined by the Board of Directors; provided that for purposes of determining the ratios set forth in paragraph 6 of this Part B of this Article Third, (a) the "Market Value" of any share of Common Stock or of any class of Liberty Media Group Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to the Common Stock or such class of Liberty Media Group Common Stock, as applicable, shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board of Directors and (b) the "Market Value" of any share of Common Stock or of any class of Liberty Media Group Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of Common Stock or of such class of Liberty Media Group Common Stock, as applicable, or (ii) the "ex" date or any similar date for any dividend or distribution with respect to the Common Stock or any such class of Liberty Media Group Common Stock in shares of the Common Stock or such class of Liberty Media Group Common Stock, as applicable, shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

         "Pre-Merger Convertible Securities" shall mean Convertible Securities that were outstanding immediately following the Effective Time (as such term is defined in the Merger Agreement) and were, at such date convertible into or exercisable or exchangeable for shares of Class A Liberty Media Group Common Stock or Class B Liberty Media Group Common Stock.

         "Qualifying Subsidiary" of a Person shall mean a Subsidiary of such Person in which such Person's ownership and voting interest is sufficient to satisfy the ownership and voting requirements of the Internal Revenue Code and the regulations thereunder for a distribution of such Person's interest in such Subsidiary to the holders of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock to be tax free to such holders.

         "Redemption Date" shall mean any date fixed for a redemption or purchase of shares of Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock as set forth in a notice to holders of such series pursuant to this Certificate.

         "Related Business Transaction" shall mean any Disposition of all or substantially all of the properties and assets of the Liberty Media Group in which the corporation receives as proceeds of such Disposition primarily equity securities (including, without limitation, capital stock, convertible securities, partnership or limited partnership interests, limited liability company membership interests and other types of equity securities, without regard to the voting power or contractual or other management or governance rights related to such equity securities) of the purchaser or acquiror of such assets and properties of the Liberty Media Group, any entity which succeeds (by merger, formation of a joint venture enterprise or otherwise) to such assets and properties of the Liberty Media Group, or a third party issuer, which purchaser, acquiror or other issuer is engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Liberty Media Group prior to such Disposition, as determined in good faith by the Board of Directors, and upon consummation of such transaction is included in the Liberty Media Group.

         "Sprint PCS Investment" shall mean the common equity securities (and securities convertible into or exercisable or exchangeable for such common equity securities) of Sprint Corporation acquired by Tele-Communications, Inc. ("TCI") and its affiliates pursuant to that certain Restructuring and Merger Agreement, dated as of May 26, 1998, among TCI, Sprint Corporation, Comcast Corporation and Cox Communications, Inc. (the "PCS Restructuring Agreement") (as well as any indebtedness of Sprint Corporation or any of its affiliates to TCI or any of its affiliates remaining following the consummation of the transactions contemplated by the PCS Restructuring Agreement).

         "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or partnership 50% or more of whose outstanding voting securities or membership or partnership interests, as the case may be, are directly or indirectly owned by such Person.

         "Trading Day" shall mean each weekday other than any day on which any relevant class or series of capital stock of the corporation is not traded on the New York Stock Exchange or the Nasdaq National Market or in the over-the-counter market.

PART C--PREFERRED STOCK

         The Preferred Stock may be issued from time to time in one or more series. All shares of Preferred Stock of all series shall rank equally and be identical in all respects except that the Board of Directors is authorized to fix the number of shares in each series, the designation thereof and, subject to the provisions of this Article Third, the relative rights, preferences and limitations of each series and the variations in such rights, preferences and limitations as between series and specifically is authorized to fix with respect to each series:

                  (a) the dividend rate on the shares of such series and the date or dates from which dividends shall be cumulative;

                  (b) the times when, the prices at which, and all other terms and conditions upon which, shares of such series shall be redeemable;

                  (c) the amounts which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding up of the corporation, which amounts may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates;

                  (d) whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner in which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of the said fund or funds;

                  (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or series or for any class of common shares and, if so, the price of prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  (f) the restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase or other acquisition of, common shares;

                  (g) the restrictions, if any, upon the creation of indebtedness, and the restrictions, if any, upon the issue of any additional shares ranking on a parity with or prior to the shares of such series in addition to the restrictions provided for in this Article Third;

                  (h) the voting powers, if any, of the shares of such series in addition to the voting powers provided for in this Article Third; and

                  (i) such other rights, preferences and limitations as shall not be inconsistent with this Article Third.

         All shares of any particular series shall rank equally and be identical in all respects except that shares of any one series issued at different times may differ as to the date from which dividends shall be cumulative.

         Dividends on shares of Preferred Stock of each series shall be cumulative from the date or dates fixed with respect to such series and shall be paid or declared or set apart for payment for all past dividend periods and for the current dividend period before any dividends (other than dividends payable in common shares) shall be declared or paid or set apart for payment on common shares. Whenever, at any time, full cumulative dividends for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment on all then outstanding shares of Preferred Stock and all requirements with respect to any purchase, retirement or sinking fund or funds for all series of Preferred Stock shall have been complied with, the Board of Directors may declare dividends on the common shares and the shares of Preferred Stock shall not be entitled to share therein.

         Upon any liquidation, dissolution or winding up of the corporation, the holders of shares of Preferred Stock of such series shall be entitled to receive the amounts to which such holders are entitled as fixed with respect to such series, including all dividends accumulated to the date of final distribution, before any payment or distribution of assets of the corporation shall be made to or set apart for the holders of common shares and after such payments shall have been made in full to the holders of shares of Preferred Stock, the holders of common shares shall be entitled to receive any and all assets remaining to be paid or distributed to shareholders and the holders of shares of Preferred Stock shall not be entitled to share therein. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the corporation or a consolidation or merger of the corporation with one or more other corporations (whether or not the corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         The aggregate amount which all shares of Preferred Stock outstanding at any time shall be entitled to receive on involuntary liquidation, dissolution or winding up shall not exceed $8,000,000,000.

         So long as any shares of Preferred Stock are outstanding, the corporation will not (a) without the affirmative vote or consent of the holders of at least 66 2/3% of all the shares of Preferred Stock at the time outstanding, (i) authorize shares of stock ranking prior to the shares of Preferred Stock, or (ii) change any provision of this Article Third so to affect adversely the shares of Preferred Stock; (b) without the affirmative vote or consent of the holders of at least 66 2/3% of any series of Preferred Stock at the time outstanding, change any of the provisions of such series so as to affect adversely the shares of such series; (c) without the affirmative vote or consent of the holders of at least a majority of all the shares of Preferred Stock at the time outstanding, (i) increase the authorized number of shares of Preferred Stock or (ii) increase the authorized number of shares of any class of stock ranking on a parity with the Preferred Stock.

         Whenever, at any time or times, dividends payable on shares of Preferred Stock shall be in default in an aggregate amount equivalent to six full quarterly dividends on any series of Preferred Stock at the time outstanding, the number of directors then constituting the Board of Directors of the corporation shall ipso facto be increased by two, and the outstanding shares of Preferred Stock shall, in addition to any other voting rights, have the exclusive right, voting separately as a class and without regard to series, to elect two directors of the corporation to fill such newly created directorships and such right shall continue until such time as all dividends accumulated on all shares of Preferred Stock to the latest dividend payment date shall have been paid or declared and set apart for payment.

         No holder of shares of Preferred Stock of any series, irrespective of any voting or other right of shares of such series, shall have, as such holder, any preemptive right to purchase any other shares of the corporation or any securities convertible into or entitling the holder to purchase such other shares.

         If in any case the amounts payable with respect to any requirements to retire shares of Preferred Stock are not paid in full in the case of all series with respect to which such requirements exist, the number of shares to be retired in each series shall be in proportion to the respective amounts which would be payable on account of such requirements if all amounts payable were paid in full.

                                      ****

                  FOURTH: The manner in which the foregoing amendment of said Certificate of Incorporation of the corporation was authorized was by the vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of the Board of Directors.

         IN WITNESS WHEREOF, we have subscribed this document on March 9, 1999 and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                            By: /s/     Marilyn J. Wasser
                                ---------------------------
                                Name:   Marilyn J. Wasser
                                Title:  Vice President


                            By: /s/     Robert S. Feit
                                -------------------------
                                Name:   Robert S. Feit
                                Title:  Assistant Secretary

          Certificate of Amendment of the Certificate of Incorporation Under Section 805 of the New York State Business Corporation Law

         We, the undersigned, being a Vice President and an Assistant Secretary respectively, of AT&T Corp., do hereby certify as follows:

                 FIRST: The name of the corporation is AT&T Corp.

                 SECOND: The Certificate of Incorporation of the corporation was filed by the Department of State on March 3, 1885 under the name American Telephone and Telegraph Company.

                 THIRD: (a) The Certificate of Incorporation of the corporation is hereby amended to create one new class of common stock, AT&T Wireless Group common stock, having the number, designation, relative rights, preferences, and limitations as set forth herein.

                  (b) To effect the foregoing, Article THIRD is hereby amended as set forth below:

PART A of Article THIRD is hereby amended to read in its entirety as follows:

PART A - Authorized Shares

         The aggregate number of shares which the corporation is authorized to issue is fourteen billion eight hundred fifty million (14,850,000,000) shares, consisting of one hundred million (100,000,000) preferred shares having a par value of $1.00 per share ("Preferred Stock") and fourteen billion seven hundred fifty million (14,750,000,000) common shares, of which six billion (6,000,000,000) common shares shall be Common Stock having a par value of $1.00 per share ("Common Stock"), two billion five hundred million (2,500,000,000) common shares shall be Class A Liberty Media Group Common Stock having a par value of $1.00 per share ("Class A Liberty Media Group Common Stock"), two hundred fifty million (250,000,000) common shares shall be Class B Liberty Media Group Common Stock having a par value of $1.00 per share ("Class B Liberty Media Group Common Stock") and six billion (6,000,000,000) common shares shall be Wireless Group Common Stock having a par value of $1.00 per share ("Wireless Group Common Stock"). The Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock are collectively referred to herein as the "Liberty Media Group Common Stock".

         The authorized shares of Class B Liberty Media Group Common Stock will only be issued (i) pursuant to the Agreement and Plan of Restructuring and Merger, dated June 23, 1998 (the "Merger Agreement"), among Tele-Communications, Inc., Italy Merger Corp. and the corporation, (ii) upon conversion, exercise or exchange of Pre-Merger Convertible Securities (as defined in paragraph 9 of Part B of this Article Third), (iii) in a subdivision (by stock split or otherwise) of outstanding shares of Class B Liberty Media Group Common Stock, or (iv) as a stock dividend or share distribution (as defined in paragraph 4 of Part B of this Article Third).

         Part B of Article THIRD shall remain unchanged. Part C of Article THIRD is hereby redesignated as Part D of Article THIRD and shall otherwise remain unchanged, and a new Part C shall be added to Article THIRD, so that Part C of Article THIRD shall read in its entirety as follows:

PART C - Wireless Group Common Stock

1.  Voting Rights.

         (a) Subject to the following two sentences and to paragraph 1(c) of this Part C of this Article Third, holders of Wireless Group Common Stock shall be entitled to a number of votes or fraction of a vote for each share of such stock held (calculated to the nearest 1/10), on all matters presented to such shareholders, the numerator of which shall be the price per share of Wireless Group Common Stock used in the initial public offering of Wireless Group Common Stock and the denominator of which shall be the average daily Market Value of a share of Common Stock during the 10-Trading Day period ending on the 20th Trading Day prior to the effective date of the registration statement for such initial public offering. In the event that AT&T Wireless Group tracking stock is first distributed without an initial public offering, holders of Wireless Group Common Stock shall be entitled to a number of votes or fraction of a vote for each share of such stock held (calculated to the nearest 1/10), on all matters presented to such shareholders, the numerator of which shall be the average daily Market Value of a share of Wireless Group Common Stock during the 10-Trading Day period beginning on the 20th Trading Day following such initial distribution and the denominator of which shall be the average daily Market Value of a share of Common Stock during the 10-Trading Day period beginning on the 20th Trading Day following such initial distribution. Notwithstanding the foregoing, if the fraction resulting from the applicable formula set forth in the preceding two sentences is greater than 0.8 and less than 1.2, holders of Wireless Group Common Stock shall be entitled to one vote for each share of such stock held, and if the fraction resulting from the applicable formula set forth in the preceding two sentences is greater than 0.4 and less than 0.6, holders of Wireless Group Common Stock shall be entitled to one-half of a vote for each share of such stock held, in each case on all matters presented to such shareholders.

         (b) Except as may otherwise be required by the laws of the State of New York or, with respect to additional or special voting rights (which may include, without limitation, rights of any such holders of any such class or series to elect one or more directors voting separately as a class) of any class or series of Preferred Stock or any other class of common shares, in this Certificate of Incorporation of the corporation, as the same may be amended from time to time (this "Certificate") (including the terms of the Liberty Media Group Common Stock, any class or series of Preferred Stock and any resolution or resolutions providing for the establishment of such class or series pursuant to authority vested in the Board of Directors by this Certificate and the terms of any other class of common shares), the holders of shares of Common Stock, the holders of shares of Wireless Group Common Stock, the holders of shares of Class A Liberty Media Group Common Stock, the holders of shares of Class B Liberty Media Group Common Stock, the holders of shares of each other class of common shares, if any, entitled to vote thereon, and the holders of shares of each class or series of Preferred Stock, if any, entitled to vote thereon, shall vote as one class with respect to all matters to be voted on by shareholders of the corporation, and no separate vote or consent of the holders of shares of Common Stock, the holders of shares of Wireless Group Common Stock, the holders of shares of Class A Liberty Media Group Common Stock, the holders of shares of Class B Liberty Media Group Common Stock or the holders of shares of any such class of common shares or any such class or series of Preferred Stock shall be required for the approval of any such matter, except, in the case of Liberty Media Group Common Stock, under the circumstances described in paragraph 1(b) of Part B of this Article Third.

         (c) If the corporation shall in any manner subdivide (by stock split or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock, Wireless Group Common Stock or Liberty Media Group Common Stock, or pay a stock dividend in shares of any class to holders of that class or shall otherwise effect a share distribution (as defined in paragraph 3 of this Part C of this Article Third) of Common Stock, Wireless Group Common Stock or Liberty Media Group Common Stock, the per share voting rights of Common Stock and Liberty Media Group Common Stock specified in paragraph 1(a) of Part B of this Article Third and/or the per share voting rights of Wireless Group Common Stock specified in paragraph 1(a) of this Part C of this Article Third shall be appropriately adjusted so as to avoid any dilution in the aggregate voting rights of any one class relative to the other classes.

2.  Dividends.

         (a) Dividends on Common Stock. Dividends on Common Stock may be declared and paid only to the extent of (i) the assets of the corporation legally available therefor minus (ii) the sum of (A) the Liberty Media Group Available Dividend Amount (as defined in paragraph 9 of Part B of this Article Third), and (B) the Wireless Group Available Dividend Amount (such amount available for the payment of dividends on Common Stock is referred to in this Part C of this Article Third as the "Common Stock Available Dividend Amount(W)").

         (b) Dividends on Wireless Group Common Stock. Dividends on Wireless Group Common Stock may be declared and paid only out of the lesser of (i) the excess, if any, of (A) the assets of the corporation legally available therefor, over (B) the Liberty Media Group Available Dividend Amount, and (ii) the Wireless Group Available Dividend Amount. Concurrently with the payment of any dividend on shares of Wireless Group Common Stock, at the election of the Board of Directors, either (x) the Common Stock Group(W) shall receive from the Wireless Group an aggregate payment of the same kind of cash and/or property that is the subject of such dividend, which payment shall be equal to the excess, if any, of (i) the quotient obtained by dividing (A) the aggregate amount of such dividend, as determined by the Board of Directors, by (B) the Wireless Group Allocation Fraction, over (ii) the aggregate amount of such dividend, as so determined, or (y) the Wireless Group Allocation Fraction will be adjusted as described in paragraph 9 of this Part C of this Article Third. The payment to be made to the Common Stock Group(W) pursuant to the preceding sentence may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash or other property.

         (c) Discrimination Between or Among Classes of Common Shares. The Board of Directors, subject to the provisions of paragraphs 2(a) and 2(b) of this Part C of this Article Third and paragraph 3(b) of Part B of this Article Third, shall have the sole authority and discretion to declare and pay dividends (or to refrain from declaring or paying the same) exclusively to the holders of Common Stock, exclusively to the holders of Wireless Group Common Stock, exclusively to the holders of Liberty Media Group Common Stock, exclusively to the holders of any other class of common shares or to the holders of any two or more of such classes in equal or unequal amounts, notwithstanding the relationship between the Common Stock Available Dividend Amount(W), the Wireless Group Available Dividend Amount and the Liberty Media Group Available Dividend Amount, the respective amounts of prior dividends declared on, or the liquidation rights of, Common Stock, Wireless Group Common Stock, Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock, or any other factor.

3.  Share Distributions.

         Subject to the provisions of paragraph 4 of Part B of this Article Third, the corporation may declare and pay a distribution consisting of shares of Common Stock, Wireless Group Common Stock or any other securities of the corporation or any other Person (hereinafter sometimes called a "share distribution") to holders of Common Stock or Wireless Group Common Stock only in accordance with this paragraph 3 of this Part C of this Article Third.

         (a) Distributions on Common Stock or Wireless Group Common Stock. Except as set forth in paragraph 4 of Part B of this Article Third, the corporation may declare and pay a share distribution to holders of Common Stock, Wireless Group Common Stock or any other class of common shares (other than Liberty Media Group Common Stock) consisting of any securities of the corporation, any Subsidiary of the corporation, or any other Person, including, without limitation, a share distribution consisting of shares of any class or series of Preferred Stock or shares of Common Stock, Wireless Group Common Stock or any other class of common shares (other than Liberty Media Group Common Stock) (or Convertible Securities convertible into or exercisable or exchangeable for shares of any class or series of Preferred Stock or shares of Common Stock, Wireless Group Common Stock or any other class of common shares (other than Liberty Media Group Common Stock)).

         Concurrently with the making of any share distribution with respect to Wireless Group Common Stock, at the election of the Board of Directors, either
(x) the Common Stock Group(W) shall receive from the Wireless Group an aggregate payment of the same kind of property that is the subject of such distribution, which payment shall be equal to the excess, if any, of (i) the quotient obtained by dividing (A) the aggregate amount of such distribution, as determined by the Board of Directors, by (B) the Wireless Group Allocation Fraction, over (ii) the aggregate amount of such dividend, as so determined, or (y) the Wireless Group Allocation Fraction shall be adjusted as described in paragraph 9 of this Part C of this Article Third. Any payment to be made to the Common Stock Group(W) pursuant to the preceding sentence may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash or other property.

         (b) Discrimination Between or Among Classes of Common Shares. The Board of Directors, subject to the foregoing provisions of this paragraph 3 of this Part C of this Article Third and the provisions of paragraph 4 of Part B of this Article Third, shall have the sole authority and discretion to declare and pay (or to refrain from declaring or paying) share distributions exclusively to holders of Common Stock, exclusively to holders of Wireless Group Common Stock, exclusively to holders of Liberty Media Group Common Stock, exclusively to the holders of any other class of common shares or to holders of any two or more of such classes in equal or unequal amounts, notwithstanding the relationship between the Common Stock Available Dividend Amount(W), the Wireless Group Available Dividend Amount and the Liberty Media Group Available Dividend Amount, the respective amounts of prior share distributions declared on, or the liquidation rights of, Common Stock, Wireless Group Common Stock, Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock or any other factor.

4.  Exchange of Wireless Group Common Stock.

         (a) Exchange at Option of Board of Directors. At any time following either the occurrence of a Tax Event or the second anniversary of the date of initial issuance of any shares of Wireless Group Common Stock (the "Initial Issuance Date"), the Board of Directors, in its sole discretion, may, at any time, effect a recapitalization of the corporation (a "Board Required Exchange") by declaring that all of the outstanding shares of Wireless Group Common Stock shall be exchanged for fully paid and nonassessable shares of Common Stock in accordance with the Exchange Rate. In addition, at any time following the Initial Issuance Date, so long as all of the assets and liabilities included in the Wireless Group are held, directly or indirectly, by one or more Qualifying Subsidiaries of the corporation (which shall not include any Subsidiary that is a part of the Liberty Media Group as defined in paragraph 9 of Part B of this Article Third) that hold no other material assets or liabilities (the "Wireless Group Subsidiaries"), the Board of Directors may, subject to the availability of assets of the corporation legally available therefor, effect a Board Required Exchange by exchanging, on a pro rata basis, all of the outstanding shares of Wireless Group Common Stock in exchange for an aggregate number of outstanding fully paid and nonassessable shares of common stock of such Wireless Group

Subsidiary or Subsidiaries at the applicable Exchange Rate, provided that no such exchange may occur unless the exchange is tax free to the holders of Wireless Group Common Stock (except with respect to any cash received by such holders in lieu of fractional shares). For purposes of this paragraph 4 of this Part C of this Article Third, the term "Exchange Shares" shall mean the shares of Common Stock or shares of the one or more Wireless Group Subsidiaries, as the case may be, into which shares of Wireless Group Common Stock may be exchanged pursuant to a Board Required Exchange.

         (b) Exchange in Connection with Certain Significant Transactions. In the event of a Disposition other than a Wireless Group Related Business Transaction by the corporation in a transaction or series of related transactions of all or substantially all of the properties and assets (as defined below) of the Wireless Group to any Person(s) or group(s) of which the corporation is not a majority owner (whether by merger, consolidation, sale of assets or stock, liquidation, dissolution, winding up or otherwise) (a "Significant Transaction"), effective upon the consummation of such sale, transfer, assignment or other disposition and automatically without any action on the part of the corporation or the Board of Directors or on the part of the holders of shares of Wireless Group Common Stock, the corporation shall be recapitalized (a "Significant Transaction Exchange") by exchanging all outstanding shares of Wireless Group Common Stock for, at the sole discretion of the Board of Directors, either (i) fully paid and nonassessable shares of Common Stock at the Exchange Rate or (ii) other consideration, as described in paragraph 4(c) of this Part C of this Article Third. Notwithstanding the preceding sentence, the corporation shall be under no obligation to effect a Significant Transaction Exchange that it might otherwise be required to effect pursuant to such sentence (and the Exchange Rate shall not apply) if (i) the underlying Significant Transaction is conditioned upon the affirmative vote of a majority of the holders of Wireless Group Common Stock, voting as a separate class, (ii) in connection with a spin-off or similar disposition of the corporation's entire interest in the Wireless Group to the holders of Wireless Group Common Stock, including any such disposition that is made in connection with a Board Required Exchange, or (iii) in connection with the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary.

         (c) Alternate Consideration in Connection with Significant Transaction Exchange. In connection with any Significant Transaction Exchange, the corporation may, at the sole discretion of the Board of Directors, (i) in lieu of issuing shares of Common Stock in exchange for shares of Wireless Group Common Stock, either (x) subject to the limitations described in paragraph 2(b) of this Part C of this Article Third and to the other provisions described in this paragraph 4(c) of this Part C of this Article Third, declare and pay a dividend in cash and/or in securities or other property (determined as provided below) to holders of the outstanding shares of Wireless Group Common Stock equally on a share for share basis in an aggregate amount equal to the Wireless Group Net Proceeds of such Significant Transaction; or (y) provided that there are assets of the corporation legally available therefor and to the extent the Wireless Group Available Dividend Amount would have been sufficient to pay a dividend in lieu thereof as described in clause (x) of this paragraph 4(c) of this Part C of this Article Third, then (A) if such Significant Transaction involves the Disposition of all (not merely substantially all) of the properties and assets of the Wireless Group, redeem all outstanding shares of Wireless Group Common Stock in exchange for cash and/or securities or other property (determined as provided below) in an aggregate amount equal to the Wireless Group Net Proceeds; or (B) if such Significant Transaction involves the Disposition of substantially all (but not all) of the properties and assets of the Wireless Group, apply an aggregate amount of cash and/or securities or other property (determined as provided below) equal to the Wireless Group Net Proceeds to the redemption of outstanding shares of Wireless Group Common Stock, the number of shares to be redeemed to equal the lesser of (1) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of Wireless Group Common Stock by the average Market Value of one share of Wireless Group Common Stock during the 10-Trading Day period beginning on the 15th Trading Day following the consummation of such Disposition, and (2) the number of shares of Wireless Group Common Stock outstanding, and (ii) in lieu of issuing solely shares of Common Stock in exchange for shares of Wireless Group Common Stock, subject to the limitations described in paragraph 2(b) of this Part C of this Article Third and to the other provisions described in paragraph 4(c) of this Part C of this Article Third, combine the issuance of shares of Common Stock in exchange for shares of Wireless Group Common Stock with the payment of a dividend on or the redemption of shares of Wireless Group Common Stock for cash and/or other securities or other property as described below.

         In the event that the Board of Directors elects the option described in
(ii) of the preceding paragraph, the outstanding shares of Wireless Group Common Stock exchanged for fully paid and nonassessable shares of Common Stock shall be exchanged at the Exchange Rate and a dividend shall be paid on all the remaining shares of Wireless Group Common Stock equally on a share for share basis, or some or all of the remaining outstanding shares of Wireless Group Common Stock shall be exchanged for cash and/or other securities or other property, as follows. The aggregate amount of such dividend, in the case of a dividend, or the portion of the Wireless Group Net Proceeds to be applied to such an exchange, in the case of an exchange, shall equal (A) an amount equal to the total Wireless Group Net Proceeds multiplied by (B) one minus a fraction, the numerator of which shall be the number of shares of Wireless Group Common Stock exchanged for shares of Common Stock and the denominator of which shall be the total number of outstanding shares of Wireless Group Common Stock. In the event of an exchange, if the Significant Transaction involves the Disposition of all (not merely substantially all) of the properties and assets of the Wireless Group, then all remaining outstanding shares of Wireless Group Common Stock will be redeemed in exchange for cash and/or securities or other property in an aggregate amount equal to the portion of the Wireless Group Net Proceeds to be applied to the exchange. If the Significant Transaction involves the Disposition of substantially all (but not all) of the properties and assets of the Wireless Group, then the portion of the Wireless Group Net Proceeds to be applied to the exchange will be used to redeem a number of shares equal to the lesser of (1) the whole number nearest the number determined by dividing the aggregate amount so allocated to the redemption of Wireless Group Common Stock by the average Market Value of one share of Wireless Group Common Stock during the 10-Trading Day period beginning on the 15th Trading Day following consummation of the Disposition, and (2) the number of shares of Wireless Group Common Stock outstanding.

         For purposes of this paragraph 4 of this Part C of this Article Third, in the case of a Significant Transaction involving a Disposition of properties and assets in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions. Any exchange described in this paragraph 4 of this Part C of this Article Third shall be effected in accordance with the applicable provisions set forth in paragraph 5 of this Part C of this Article Third. In the event that, at the time of any Significant Transaction, there are outstanding any Convertible Securities convertible into or exercisable for shares of Wireless Group Common Stock that would give the holders rights to receive any dividend or exchange consideration related to the Significant Transaction upon exercise, conversion or otherwise, or would adjust as a result of such dividend or exchange to give the holder equivalent economic rights, then the shares of Wireless Group Common

Stock underlying such Convertible Securities will be taken into account for purposes of determining the terms of any dividend payment or exchange effected in lieu of a Significant Transaction Exchange.

         (d) Payment to Common Stock Group(W). Concurrently with the payment of any dividend referred to in paragraph 4(c) of this Part C of this Article Third, at the election of the Board of Directors, either (A) the Common Stock Group(W) shall receive from the Wireless Group an aggregate payment of the same kind of property that is the subject of such dividend, which payment shall be equal to the excess of (i) the quotient obtained by dividing (x) the aggregate amount of such dividend, as determined by the Board of Directors, by (y) the Wireless Group Allocation Fraction, over (ii) the aggregate amount of such dividend, as so determined, or (B) the Wireless Group Allocation Fraction will be adjusted as described in paragraph 9 of this Part C of this Article Third. Any payment to be made to the Common Stock Group(W) pursuant to the preceding sentence may, at the discretion of the Board of Directors, be reflected by an allocation or by a direct transfer of cash or other property.

         (e) Exchange Rate. For purposes of this paragraph 4 of this Part C of this Article Third, the term "Exchange Rate" shall mean the number of Exchange Shares for which each share of Wireless Group Common Stock shall be exchangeable pursuant to a Board Required Exchange or a Significant Transaction Exchange, determined as follows. If the shares of Wireless Group Common Stock are to be exchanged for shares of Common Stock, each share of Wireless Group Common Stock shall be exchangeable for such number of shares of Common Stock (calculated to the nearest 1/10,000), subject to paragraph 5 below, equal to 110% of the ratio of the Average Market Price Per Share of such Wireless Group Common Stock to the Average Market Price Per Share of Common Stock. For purposes of computing the Exchange Rate, the "Average Market Price Per Share" of Common Stock or Wireless Group Common Stock, as the case may be, shall mean (i) in the case of a Board Required Exchange, the average of the daily Market Value per share for such Common Stock or Wireless Group Common Stock for the 40 consecutive Trading Days ending on the 15th Trading Day prior to the date an Exchange Notice is mailed, or (ii) in the case of a Significant Transaction Exchange, the average of the daily Market Value per share for such Common Stock or Wireless Group Common Stock for the 10 consecutive Trading Days beginning on the 15th Trading Day following consummation of the Significant Transaction. If the shares of Wireless Group Common Stock are to be exchanged for shares of one or more Wireless Group Subsidiaries, such shares of Wireless Group Common Stock shall be exchanged, on a pro rata basis, for an aggregate number of outstanding fully paid and nonassessable shares of common stock of each such Wireless Group Subsidiary equal to the number of outstanding shares of common stock of such Subsidiary held by the corporation multiplied by the Wireless Group Allocation Fraction and, if the Board of Directors so determines, the remaining shares of such Subsidiary shall be distributed on a pro rata basis to the holders of shares of Common Stock (or shares of Common Stock shall be exchanged for such remaining shares of such Subsidiary); provided that no such distribution (or mandatory exchange) may occur unless the distribution (or mandatory exchange) is tax free to the holders of Common Stock (except with respect to any cash received by such holders in lieu of fractional shares). If at the time of such an exchange for shares of one or more Wireless Group Subsidiaries, there are outstanding any Convertible Securities convertible into or exercisable for shares of Wireless Group Common Stock that would become exercisable or convertible for shares of one or more Wireless Group Subsidiaries as a result of such exchange, and the obligation to issue such shares under such options, warrants, convertible securities or similar rights is not assumed or otherwise provided for by one or more Wireless Group Subsidiaries, then the shares of Wireless Group Common Stock underlying such Convertible Securities will be taken into account for purposes of determining the Exchange Rate for such exchange.

         For purposes of this Paragraph 4 of this Part C of this Article Third, "substantially all of the properties and assets" of the Wireless Group as of any date shall mean a portion of such properties and assets that represents at least 80% of the Fair Value of the properties and assets attributed to the Wireless Group as of such date.

5.  Certain Procedures Relating to Exchanges.

         (a) The Board of Directors may, in its sole discretion, elect to issue fractional Exchange Shares in connection with an exchange or to make a cash payment in lieu of fractional shares, as described below. If the Board of Directors elects not to issue fractional Exchange Shares, then no such fractional shares shall be issued in connection with the exchange of shares of Wireless Group Common Stock into Exchange Shares, and, in lieu thereof, each holder of Wireless Group Common Stock who would otherwise be entitled to a fractional interest of an Exchange Share shall, upon surrender of such holder's certificate or certificates representing shares of Wireless Group Common Stock, receive a cash payment (without interest) (the "Fractional Payment") equal to
(i) in the case of an exchange for shares of Common Stock, the product resulting from multiplying (A) the fraction of a share of Common Stock to which such holder would otherwise have been entitled by (B) the Average Market Price Per Share of Common Stock on the Exchange Date, or (ii) in the case of an exchange for shares of one or more Wireless Group Subsidiaries, such value as is determined by the Board of Directors.

         (b) No adjustments in respect of dividends shall be made upon the exchange of any shares of Wireless Group Common Stock; provided, however, that, if the Exchange Date with respect to Wireless Group Common Stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto but prior to the payment or distribution thereof, the registered holders of such shares at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such shares on the date set for payment of such dividend or other distribution, notwithstanding the exchange of such shares or the corporation's default in payment of the dividend or distribution due on such date.

         (c) At such time or times as the corporation exercises its right to cause a Board Required Exchange, and at the time of any Significant Transaction Exchange, the corporation shall give notice of such exchange to the holders of Wireless Group Common Stock whose shares are to be exchanged, by mailing by first-class mail a notice of such exchange (an "Exchange Notice"), in the case of an exchange at the discretion of the Board of Directors, not less than 30 nor more than 60 days prior to the date fixed for such exchange (the "Exchange Date"), and, in the case of any other required exchange, as soon as practicable before or after the Exchange Date, in either case, to their last addresses as they appear upon the corporation's books. Each such Exchange Notice shall specify the Exchange Date and the Exchange Rate applicable to such exchange, and shall state that issuance of certificates representing the applicable type of Exchange Shares to be received upon exchange of shares of Wireless Group Common Stock shall be upon surrender of certificates representing such shares of Wireless Group Common Stock.

         (d) Before any holder of shares of Wireless Group Common Stock shall be entitled to receive certificates representing such Exchange Shares, such holder must surrender, at such office as the corporation shall specify, certificates for such shares of Wireless Group Common Stock duly endorsed to the corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, unless the corporation shall waive such requirement. The corporation shall, as soon as practicable after such surrender of certificates representing such shares of Wireless Group Common Stock, issue and deliver, at the office of the transfer agent representing Exchange Shares, to the holder for whose account such shares of Wireless Group Common Stock were so surrendered, or to such holder's nominee or nominees, certificates representing the number of Exchange Shares to which such holder shall be entitled, together with the Fractional Payment, if any.

         (e) From and after any Exchange Date, all rights of a holder of shares of Wireless Group Common Stock shall cease except for the right, upon surrender of the certificates representing such shares of Wireless Group Common Stock, to receive certificates representing Exchange Shares together with a Fractional Payment, if any, as described in paragraphs 5(a) and 5(d) of this Part C of this Article Third and rights to dividends as described in paragraph 5(b) of this Part C of this Article Third. No holder of a certificate that immediately prior to the applicable Exchange Date represented shares of Wireless Group Common Stock shall be entitled to receive any dividend or other distribution with respect to Exchange Shares until surrender of such holder's certificate for a certificate or certificates representing Exchange Shares. Upon surrender, the holder shall receive the amount of any dividends or other distributions (without interest) that were payable with respect to a record date after the Exchange Date, but that were not paid by reason of the foregoing with respect to the number of Exchange Shares represented by the certificate or certificates issued upon such surrender. From and after an Exchange Date applicable to Wireless Group Common Stock, the corporation shall, however, be entitled to treat certificates for Wireless Group Common Stock that have not yet been surrendered for exchange as evidencing the ownership of the number of Exchange Shares for which the shares of Wireless Group Common Stock represented by such certificates have been exchanged, notwithstanding the failure to surrender such certificates.

         (f) If any certificate for Exchange Shares is to be issued in a name other than that in which the certificate representing shares of Wireless Group Common Stock surrendered in exchange therefor is registered, it shall be a condition of such issuance that the person requesting the issuance pays any transfer or other taxes required by reason of the issuance of certificates for such Exchange Shares in a name other than that of the record holder of the certificate surrendered, or establishes, to the satisfaction of the corporation or its agent, that such tax has been paid or is not applicable. Under no circumstances shall the corporation be liable to a holder of shares of Wireless Group Common Stock for any Exchange Shares or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (g) At the time an Exchange Notice is delivered with respect to any shares of Wireless Group Common Stock, or at the time of the Exchange Date, if earlier, the corporation shall have reserved and kept available, solely for the purpose of issuance upon exchange of the outstanding shares of Wireless Group Common Stock, such number of Exchange Shares as shall be issuable upon the exchange of the number of shares of Wireless Group Common Stock specified or to be specified in the applicable Exchange Notice, provided that the corporation shall not under any circumstances be precluded from satisfying its obligation in respect of the exchange of the outstanding shares of Wireless Group Common Stock by delivery of purchased Exchange Shares that are held in the treasury of the corporation.

6.  Liquidation.

         In the event of a liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the corporation and subject to the prior payment in full of the preferential amounts to which any class or series of Preferred Stock is entitled, (a) as provided in paragraph 6 of Part B of this Article Third, the holders of the shares of Class A Liberty Media Group Common Stock and the holders of the shares of Class B Liberty Media Group Common Stock shall share equally, on a share for share basis, in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of Y/Z for the 20-Trading Day period ending on the Trading Day prior to the date of the public announcement of such liquidation, dissolution or winding up, (b) the holders of the shares of Common Stock shall share in the aggregate in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of X/Z for such 20-Trading Day period, (c) the holders of the shares of Wireless Group Common Stock shall share in the aggregate in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of W/Z for such 20-Trading Day period, and (d) if applicable, the holders of the shares of any other class of common shares of the corporation (other than Common Stock, Wireless Group Common Stock or Liberty Media Group Common Stock), on the basis that may be set forth in this Certificate with respect to any such shares, shall share in the aggregate in a percentage of the funds of the corporation remaining for distribution to its common shareholders equal to 100% multiplied by the average daily ratio (expressed as a decimal) of V/Z for such 20-Trading Day period, where Y is the aggregate Market Capitalization of the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock, X is the aggregate Market Capitalization of the Common Stock, W is the aggregate Market Capitalization of the Wireless Group Common Stock, V is the aggregate Market Capitalization, if applicable, of any other class of common shares (other than Common Stock, Liberty Media Group Common Stock and Wireless Group Common Stock), and Z is the aggregate Market Capitalization of (i) the Class A Liberty Media Group Common Stock and the Class B Liberty Media Group Common Stock, (ii) the Common Stock,
(iii) the Wireless Group Common Stock and (iv) any other class of common shares of the corporation (other than Common Stock, Liberty Media Group Common Stock and Wireless Group Common Stock). Neither the consolidation or merger of the corporation with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the corporation shall itself be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this paragraph 6 of this Part C of this Article Third. Notwithstanding the foregoing, any transaction or series of related transactions that results in all of the assets and liabilities included in the Wireless Group being held by one or more Wireless Group Subsidiaries, and the distribution of some or all of the shares of such Wireless Group Subsidiaries (and no other material assets or liabilities) to the holders of the outstanding Wireless Group Common Stock shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the corporation for purposes of this paragraph 6 of this Part C of this Article Third, but shall be subject to paragraph 4 of this Part C of this Article Third. Notwithstanding the foregoing, any transaction or series of related transactions that results in all of the assets and liabilities included in the Liberty Media Group being held by one or more Liberty Media Group Subsidiaries (as defined in paragraph 5(a) of Part B of this Article Third), and the distribution of such Liberty Media Group Subsidiaries (and no other material assets or liabilities) to the holders of the outstanding Liberty Media Group Common Stock shall not constitute a voluntary or involuntary liquidation, dissolution or winding up of the corporation for purposes of this paragraph 6 of this Part C of this Article Third, but shall be subject to paragraph 5(a) of Part B of this Article Third.

7.  Determinations by the Board of Directors.

         Any determinations made by the Board of Directors under any provision of this Part C of this Article Third shall be final and binding on all shareholders of the corporation, except as may otherwise be required by law. The corporation shall prepare a statement of any determination by the Board of Directors, respecting the fair market value of any properties, assets or securities, and shall file such statement with the Secretary of the corporation.

8.  Adjustment of the Wireless Group Allocation Fraction.

         (a) The denominator of the Wireless Group Allocation Fraction shall be adjusted from time to time as deemed appropriate by the Board of Directors (i) to reflect subdivisions (by stock split or otherwise) and combinations (by reverse stock split or otherwise) of Wireless Group Common Stock and stock dividends payable in shares of Wireless Group Common Stock, (ii) to reflect the fair market value of contributions or allocations by the corporation of cash or property or other assets or liabilities from the Common Stock Group(W) to the Wireless Group (or vice versa), or of cash or property or other assets or liabilities of the Common Stock Group(W) to, or for the benefit of, employees of the Wireless Group in connection with employee benefit plans or arrangements of the corporation or any of its subsidiaries (or vice versa), (iii) to reflect the number of shares of capital stock of the corporation contributed to, or for the benefit of, employees of the Wireless Group in connection with benefit plans or arrangements of the corporation or any of its Subsidiaries, (iv) to reflect repurchases by the corporation of shares of Wireless Group Common Stock for the account of the Wireless Group, (v) to reflect issuances of Wireless Group Common Stock for the account of the Wireless Group, (vi) to reflect dividends or other distributions to holders of the Wireless Group Common Stock to the extent no payment is made to the Common Stock Group(W), and (vii) under such other circumstances as the Board of Directors determines appropriate to reflect the economic substance of any other event or circumstance, provided that, in each case, the adjustment shall be made in a manner that is fair and equitable to holders of Common Stock and Wireless Group Common Stock (and intended to reflect the relative deemed economic ownership interest, if any, of the Common Stock Group(W) in the Wireless Group). Any adjustment made by the Board of Directors pursuant to the preceding sentence shall, subject to the foregoing, be at the sole discretion of the Board of Directors, and all such determinations shall be final and binding on all shareholders of the corporation. For purposes of this paragraph 8 of this Part C of this Article Third, the consideration paid by the Common Stock Group(W) to acquire any assets or other property or contributed or allocated to the Wireless Group shall be presumed to be the "fair market value" as of its acquisition.

         (b) Without duplication of any adjustment pursuant to paragraph 8(a) of this Part C of this Article Third, in the event that the corporation shall issue shares of Wireless Group Common Stock for the account of the Wireless Group, then the denominator of the Wireless Group Allocation Fraction shall be increased by the number of shares of Wireless Group Common Stock so issued.

         (c) Without duplication of any adjustment pursuant to paragraph 8(a) of this Part C of this Article Third, if, in connection with any share issuance described in paragraph 8(b) of this Part C of this Article Third, or otherwise, the corporation contributes or allocates cash or other property or assets from the Common Stock Group(W) to the Wireless Group, the denominator of the Wireless Group Allocation Fraction shall be increased (or further increased) by an amount obtained by dividing (i) the fair market value of such cash, property or assets (as determined by the Board of Directors) by (ii) the net per share offering price of the Wireless Group Common Stock.

9.  Certain Definitions.

         Unless the context otherwise requires, the terms defined in this paragraph 9 of this Part C of this Article Third shall have, for all purposes of this Part C of this Article Third, the meanings herein specified:

         "Common Stock Group(W)" shall mean, as of any date, the interest of the corporation in all of the businesses in which the corporation is or has been engaged, directly or indirectly (either itself or through direct or indirect subsidiaries, affiliates, joint ventures or other investments or any of their predecessors or successors), and the respective assets and liabilities of the corporation therein, other than (a) the Wireless Group Allocated Portion of the Wireless Group, and (b) any businesses, assets or liabilities of the Liberty Media Group.

         "Convertible Securities" shall mean any securities of the corporation (other than Liberty Media Group Common Stock) or any Subsidiary of the corporation that are convertible into, exchangeable for or evidence the right to purchase any shares of Common Stock, Wireless Group Common Stock or of any class of Liberty Media Group Common Stock, whether upon conversion, exercise or exchange, or pursuant to anti-dilution provisions of such securities or otherwise.

         "Disposition" shall mean the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock, or otherwise) by the corporation (or its successors) or any of its Subsidiaries or properties or assets. Disposition shall not include a merger, consolidation, exchange of shares or other business combination transaction involving the corporation in which the corporation (or its successors) continues, immediately following such transaction, to hold the same, direct and indirect, interest in the business, assets and liabilities comprising the Wireless Group that it held immediately prior to such transaction (other than as a result of any action by any Person included in the Wireless Group).

         "Fair Value" shall mean, in the case of equity securities or debt securities of a class that has previously been publicly traded for a period of at least three months, the Market Value thereof (if such Market Value, as so defined, can be determined) or, in the case of an equity security or debt security that has not been publicly traded for at least such period, means the fair value per share of stock or per other unit of such other security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors; provided, however, that, in the case of property other than securities, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

         "Group" shall mean the Common Stock Group(W), the Liberty Media Group or the Wireless Group.

         "Initial Issuance Date" shall mean the date of first issuance of any shares of Wireless Group Common Stock.

         "Market Capitalization" of any class or series of capital stock of the corporation on any Trading Day shall mean the product of (a) the Market Value of one share of such class or series on such Trading Day and (b) the number of shares of such class or series outstanding on such Trading Day.

         "Market Value" of any class or series of capital stock of the corporation on any day shall mean the average of the high and low reported sales prices regular way of a share of such class or series on such day (if such day is a Trading Day, and, if such day is not a Trading Day, on the Trading Day immediately preceding such day), or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case, on the New York Stock Exchange or, if the shares of such class or series are not quoted on the New York Stock Exchange on such Trading Day, on the Nasdaq National Market, or, if the shares of such class or series are not quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any New York Stock Exchange member firm selected from time to time by the corporation, or, if such closing bid and asked prices are not made available by any such New York Stock Exchange member firm on such Trading Day (including, without limitation, because such securities are not publicly held), the market value of a share of such class or series as determined by the Board of Directors; provided that, for purposes of determining the ratios set forth in paragraph 6 of this Part C of this Article Third, (a) the "Market Value" of any share of Common Stock, Wireless Group Common Stock or of any class of Liberty Media Group Common Stock on any day prior to the "ex" date or any similar date for any dividend or distribution paid or to be paid with respect to Common Stock, Wireless Group Common Stock or such class of Liberty Media Group Common Stock, as applicable, shall be reduced by the fair market value of the per share amount of such dividend or distribution as determined by the Board of Directors, and (b) the "Market Value" of any share of Common Stock, any share of Wireless Group Common Stock or of any class of Liberty Media Group Common Stock on any day prior to (i) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of Common Stock, Wireless Group Common Stock or of such class of Liberty Media Group Common Stock, as applicable, or
(ii) the "ex" date or any similar date for any dividend or distribution with respect to the Common Stock, Wireless Group Common Stock or any such class of Liberty Media Group Common Stock in shares of Common Stock, Wireless Group Common Stock or such class of Liberty Media Group Common Stock, as applicable, shall be appropriately adjusted to reflect such subdivision, combination, dividend or distribution.

         "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

         "Qualifying Subsidiary" of a Person shall mean a Subsidiary of such Person in which such Person's ownership and voting interest is sufficient to satisfy the ownership and voting requirements of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, for a distribution of such Person's interest in such Subsidiary to the holders of Wireless Group Common Stock and, in the event that the Wireless Group Allocation Fraction is less than one, the holders of Common Stock (or any such securities into which the Wireless Group Common Stock or the Common Stock may have been converted, reclassified or changed or for which they may have been exchanged), as the case may be, to be tax free to such holders.

         "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or partnership 50% or more of whose outstanding voting securities or membership or partnership interests, as the case may be, are, directly or indirectly, owned by such Person.

         "Trading Day" shall mean each weekday other than any day on which any relevant class or series of capital stock of the corporation is not available for trading on the New York Stock Exchange or the Nasdaq National Market or in the over-the-counter market.

         "Tax Event" shall mean receipt by the corporation of an opinion of tax counsel of the corporation's choice, to the effect that, as a result of any amendment to, clarification of, or change (including a prospective change) in, the laws (or any interpretation or application of the laws) of the United States or any political subdivision or taxing authority thereof or therein (including enactment of any legislation and the publication of any judicial or regulatory decision, determination or pronouncement) which amendment, clarification or change is effective, announced, released, promulgated or issued on or after the date of initial issuance of the Wireless Group Common Stock, regardless of whether such amendment, clarification or change is issued to or in connection with a proceeding involving the corporation, the Common Stock Group(W) or the Wireless Group and whether or not subject to appeal, there is more than an insubstantial risk that:

                 (i) for tax purposes, any issuance of Wireless Group Common Stock would be treated as a sale or other taxable disposition by the corporation or any of its Subsidiaries of any of the assets, operations or relevant subsidiaries to which the Wireless Group Common Stock relates,

                 (ii) the existence of the Wireless Group Common Stock would subject the corporation, its Subsidiaries or affiliates, or any of their respective successors or shareholders to the imposition of tax or to other adverse tax consequences, or

                 (iii) for tax purposes, either Common Stock or Wireless Group Common Stock is not or, at any time in the future, will not be treated solely as common stock of the corporation.

         "Wireless Group" shall mean, as of any date that any shares of Wireless Group Common Stock have been issued and continue to be outstanding, without duplication, the direct or indirect interest of the corporation (either itself or through direct or indirect subsidiaries, affiliates, joint ventures or other investments, or any of their predecessors or successors) (a) in all of the businesses, assets and liabilities reflected in the financial statements of the Wireless Group dated September 30, 1999, publicly filed by the corporation, including any successor to the Wireless Group by merger, consolidation or sale of all or substantially all of its assets (whether or not in connection with a Wireless Group Related Business Transaction), (b) the other assets and liabilities (contingent or otherwise) of the corporation and its Subsidiaries primarily related to the businesses, assets and liabilities described in clause
(a) and all net income and net losses arising in respect thereof after such date, (c) all assets, liabilities and businesses acquired by the Wireless Group or acquired by the corporation or any of its Subsidiaries for the account of, or contributed, allocated or otherwise transferred to, the Wireless Group (including the net proceeds of any new issuance for the account of the Wireless Group of any new shares of Wireless Group Common Stock or Convertible Securities), in each case, after the date of such financial statements and as determined by the Board of Directors in accordance with the provisions of paragraph 8 of this Part C of this Article Third, and (d) the proceeds of any Disposition of any of the foregoing; provided, however, that the Wireless Group shall not include (a) any assets, liabilities or businesses disposed of after the date of such financial statements or (b) any assets, liabilities or businesses allocated to the Common Stock Group(W) or otherwise distributed or otherwise transferred from the Wireless Group, whether to the Common Stock Group(W), to holders of shares of Wireless Group Common Stock or otherwise, in each case after the date of such financial statements and as determined by the Board of Directors in accordance with the provisions of paragraph 9 of this Part C of this Article Third. The Wireless Group shall not include any business, assets or liabilities of the Liberty Media Group.

         "Wireless Group Allocated Portion" shall mean, with respect to the Wireless Group as a whole, or any dividend, distribution, payment, consideration or other amount or allocation requiring apportionment between the holders of Wireless Group Common Stock (other than the corporation and its Subsidiaries), on the one hand, and the Common Stock Group(W), on the other hand, the following: (a) in the case of the Wireless Group as a whole, the proportion of such Group represented by the Wireless Group Allocation Fraction, and (b) in the case of any other amount or allocation, the product of (i) such amount or allocation and (ii) the Wireless Group Allocation Fraction.

         "Wireless Group Allocation Fraction" shall mean, as of any date of determination, a fraction, the numerator of which shall be the number of shares of Wireless Group Common Stock outstanding on such date and the denominator of which shall be a number initially determined by the Board of Directors, in its sole discretion, prior to the Initial Issuance Date, subject to adjustment from time to time as described in paragraph 9 of this Part C of this Article Third, provided that such fraction shall in no event be greater than one. If the holders of any securities of the corporation or any other Person that are convertible into or exercisable or exchangeable for shares of Wireless Group Common Stock are entitled to participate in any dividend or other distribution with respect to the Wireless Group Common Stock, such shares so issuable upon such conversion, exercise or exchange shall be taken into account in calculating the Wireless Group Allocation Fraction and any amount payable to the Common Stock Group(W) in such manner as the Board of Directors determines to be appropriate.

         "Wireless Group Available Dividend Amount" shall mean, as of any date, the Wireless Group Allocated Portion of the excess of (a) the amount by which the total assets of the Wireless Group exceed the total liabilities of the Wireless Group as of such date over (b) the sum of (i) the par value of all issued shares of Wireless Group Common Stock and each class or series of Preferred Stock attributed to the Wireless Group, (ii) the amount of the consideration received for any shares of Preferred Stock attributed to the Wireless Group without par value that have been issued, except such part of the consideration therefor as may have been allocated to surplus in a manner permitted by law, and (iii) any amount not included in subclauses (i) and (ii) above that the corporation (by appropriate action of the Board of Directors) has transferred to stated capital specifically in respect of Wireless Group Common Stock, minus (c) all reductions from such sums set forth in clauses (i), (ii) and (iii) above as have been effected in a manner permitted by law; provided, however, that, in the event that the law governing the corporation changes from that governing the corporation on the date the adoption of the Amendment to this Certificate pursuant to which the Wireless Group Common Stock was authorized (whether because of amendment of the applicable law or because of a change in the jurisdiction of incorporation of the corporation through merger or otherwise), the Wireless Group Available Dividend Amount shall mean the amount of dividends, as determined by the Board of Directors, that could be paid by a corporation (governed under such applicable law) having the assets and liabilities of the Wireless Group, an amount of outstanding common stock (and having an aggregate par value) equal to the amount (and aggregate par value) of the outstanding Wireless Group Common Stock and of each class or series of Preferred Stock attributed to the Wireless Group and having an amount of earnings or loss or other relevant corporate attributes as reasonably determined by the Board of Directors in light of all factors deemed relevant by the Board of Directors.

         "Wireless Group Net Proceeds" shall mean, as of any date, with respect to any Disposition of any of the properties and assets of the Wireless Group, an amount, if any, equal to the Wireless Group Allocated Portion of the gross proceeds of such Disposition after any payment of, or reasonable provision for,
(a) any taxes payable by the corporation or any other member of the Common Stock Group in respect of such Disposition or in respect of any mandatory dividend or redemption resulting from such Disposition (or that would have been payable but for the utilization of tax benefits attributable to the Common Stock Group(W) or the Liberty Media Group), (b) any transaction costs borne by the Common Stock Group(W) in connection with such Disposition, including, without limitation, any legal, investment banking and accounting fees and expenses borne by the Common Stock Group(W) in connection with such Disposition, (c) any liabilities and other obligations (contingent or otherwise) of the Wireless Group borne by the Common Stock Group(W) in connection with such Disposition, including, without limitation, any indemnity or guarantee obligations incurred by the Common Stock Group(W) in connection with the Disposition or any liabilities assumed by the Common Stock Group(W) for future purchase price adjustments, and (d) any preferential amounts, accumulated and unpaid dividends and other obligations in respect of Preferred Stock attributed to the Wireless Group. To the extent the proceeds of any Disposition include any securities or other property other than cash, the Board of Directors shall determine the value of such securities or property; provided that the value of any marketable securities included in such proceeds shall be the average of the daily Market Value of such securities for the 10 consecutive Trading Days beginning on the 15th Trading Day following consummation of the Disposition.

         "Wireless Group Related Business Transaction" shall mean any Disposition of all or substantially all the properties and assets attributed to the Wireless Group in a transaction or series of related transactions that results in the corporation or one or more of its Subsidiaries receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity that
(a) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor, and (b) which the Board of Directors determines is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by the Wireless Group prior to such Disposition.

                  FOURTH:   (a)  The   Certificate  of   Incorporation   of  the
         corporation is hereby amended to modify the purposes for which the corporation is formed.

                  (b) To effect the foregoing, Article SECOND is hereby amended to read in its entirety as set forth below:

                  SECOND: The purposes for which the corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any New York state official, department, board, agency or other body, without such consent or approval first being obtained.

                  FIFTH: The manner in which the foregoing amendment of said Certificate of Incorporation of the corporation was authorized was by the vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of our board of directors.

         IN WITNESS WHEREOF, we have subscribed this document on March 31, 2000 and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

                            By /s/     Marilyn J. Wasser
                               ------------------------------------
                               Name:   Marilyn J. Wasser
                               Title:  Vice President

                            By /s/     Robert S. Feit
                               ------------------------------------
                               Name:   Robert S. Feit
                               Title:  Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                       OF THE CERTIFICATE OF INCORPORATION
                                  OF AT&T CORP.
                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW

         We, the undersigned, being a Vice President and Assistant Secretary, respectively, of AT&T Corp., do hereby certify as follows:

         1. The name of the corporation is AT&T Corp. The name under which the Corporation was formed is American Telephone and Telegraph Company.

         2. The Certificate of Incorporation of the corporation was filed in the office of the Secretary of State of the State of New York on March 3, 1885.

         3. Said Certificate of Incorporation is amended to increase the authorized number of common shares of the capital stock of the corporation having a par value of $1 from 14,750,000,000 shares to 16,400,000,000 shares, by increasing the Class A Liberty Media Group Common Stock (as defined below) by 1,500,000,000 and by increasing the Class B Liberty Media Common Stock (as defined below) by 150,000,000.

         4. To effect the foregoing, the first paragraph of Article THIRD of said Certificate of Incorporation, relating to the aggregate number of shares of the corporation is authorized to issue, the par value thereof, and the classes into which the shares are divided is hereby stricken out in its entirety, and the following new first paragraph of Article THIRD is substituted in lieu thereof:

                  "The aggregate number of shares which the corporation is authorized to issue is sixteen billion five hundred (16,500,000,000) shares, consisting of one hundred million (100,000,000) preferred shared having a par value of $1.00 per share ("Preferred Stock") and sixteen billion four hundred million (16,400,000,000) common shares, of which six billion (6,000,000,000) common shares shall be Common Stock having a par value of $1.00 per share ("Common Stock"), four billion (4,000,000,000) common shares shall be Class A Liberty Media Group Common Stock having a par value of $1.00 per share ("Class A Liberty Media Group Common Stock"), four hundred million (400,000,000) common shares shall be Class B Liberty Media Group Common Stock having a par value of $1.00 per share ("Class B Liberty Media Group Common Stock"), and six billion (6,000,000,000) common shares shall be Wireless Group Common Stock having a par value of $1.00 per share ("Wireless Group Common Stock"). The Class A Liberty Media Group Common Stock and Class B Liberty Media Group Common Stock are collectively referred to herein as the "Liberty Media Group Common Stock".

         5. The manner in which the foregoing amendment of said Certificate of Incorporation was authorized was by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon at a meeting of shareholders, subsequent to the unanimous vote of the Board of Directors.

         IN WITNESS WHEREOF, we have signed this Certificate of Amendment of said Certificate of Incorporation of AT&T Corp. this 30th of May, 2000 and we affirm the statements contained herein as true under penalties of perjury.

                                       /s/     Marilyn J. Wasser
                                       ---------------------------------
                                               Marilyn J. Wasser
                                               Vice President and Secretary

                                       /s/     Robert A. Feit
                                       ---------------------------------
                                               Robert A. Feit
                                               Assistant Secretary